EXHIBIT 10.4

                        CONFIDENTIAL TREATMENT REQUESTED

                                                                        REDACTED
================================================================================

                            CREDIT FACILITY AGREEMENT

                                  BY AND AMONG

                             TALK.COM HOLDING CORP.

                                       AND

                         ACCESS ONE COMMUNICATIONS CORP.

                                       AND

        CERTAIN OF THEIR AFFILIATES AND DIRECT AND INDIRECT SUBSIDIARIES

                                       AND

                             MCG FINANCE CORPORATION
                   (AS AGENT FOR ITSELF AND THE OTHER LENDERS)

                  Executed and Effective as of October 20, 2000

================================================================================

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                                TABLE OF CONTENTS

ARTICLE 1:  THE CREDIT FACILITIES.....................................................................................1
         1.1.     Term Loan Facility..................................................................................1
                  1.1.1.    Establishment of Credit Facility..........................................................1
                  1.1.2.    Facility Maturity.........................................................................1
                  1.1.3.    Use of Proceeds...........................................................................2
                  1.1.4.    Term Loan Notes...........................................................................2
                  1.1.5.    Interest..................................................................................3
                           1.1.5.1.    Reserved.......................................................................3
                           1.1.5.2.    Establishment of Portions......................................................3
                           1.1.5.3.    Interest Rate Determination....................................................3
                           1.1.5.4.    Selection of Rate Index........................................................3
                           1.1.5.5.    Applicable Rate Margins........................................................3
                           1.1.5.6.    Calculation of Interest........................................................4
                           1.1.5.7.    Special LIBO Rate Provisions...................................................4
                  1.1.6.    Repayment and Prepayment..................................................................5
                           1.1.6.1.    Interest Payments..............................................................6
                           1.2.6.2.    Principal Payments.............................................................6
                           1.1.6.3.    Reserved.......................................................................6
                           1.1.6.4.    Payments at Maturity...........................................................6
                           1.1.6.5.    Prepayments....................................................................6
                           1.1.6.6.    Availability for Reborrowing...................................................8
         1.2.     Line of Credit Facility.............................................................................7
                  1.2.1.    Establishment of Credit Facility..........................................................7
                  1.2.2.    Facility Maturity.........................................................................8
                  1.2.3.    Use of Proceeds...........................................................................8
                  1.2.4.    Line of Credit Notes......................................................................8
                  1.2.5.    Interest..................................................................................9
                           1.2.5.1.    Reserved.......................................................................9
                           1.2.5.2.    Establishment of Portions......................................................9
                           1.2.5.3.    Interest Rate Determination....................................................9
                           1.2.5.4.    Selection of Rate Index........................................................9
                           1.2.5.5.    Applicable Rate Margins.......................................................10
                           1.2.5.6.    Calculation of Interest.......................................................10
                           1.2.5.7.    Special LIBO Rate Provisions..................................................10
                  1.2.6.    Repayment and Prepayment.................................................................12
                           1.2.6.1.    Interest Payments.............................................................12
                           1.2.6.2.    Reserved......................................................................12
                           1.2.6.3.    Reserved......................................................................12
                           1.2.6.4.    Payments at Maturity..........................................................12
                           1.2.6.5.    Prepayments...................................................................12
                           1.2.6.6.    Availability for Reborrowing..................................................13
         1.3.     Determination of Commitment Amounts and Available Credit Portion...................................13
                  1.3.1.    Initial Commitments......................................................................14
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
                  1.3.2.    Available Credit Portion for Line of Credit..............................................14
                  1.3.3.    Voluntary Reduction of Commitment........................................................14
         1.4.     Advances...........................................................................................14
                  1.4.1.    Requesting Advances......................................................................14
                  1.4.2.    Funding Advances.........................................................................15
                  1.4.3.    Indemnification for Revocation or Failure to Satisfy Conditions..........................15
                  1.4.4.    Obligation to Advance....................................................................15
         1.5.     Payments in General................................................................................15
                  1.5.1.    Manner and Place of Payments.............................................................15
                  1.5.2.    Special Payment Timing Issues............................................................15
                  1.5.3.    Application of Payments..................................................................16
                  1.5.4.    LIBO Rate Payments Not at End of Interest Period.........................................16
                  1.5.5.    Capital Adequacy, Taxes and Other Adjustments............................................16
                  1.5.6.    Payment of Expenses, Indemnities and Protective Advances.................................17
                  1.5.7.    Payments upon Termination................................................................17
                  1.5.8.    Late Payments............................................................................17
                  1.5.9.    Default Interest.........................................................................17
                  1.5.10.    Usury Savings Provision.................................................................17
         1.6.     Release of Security................................................................................18
         1.7.     Fees and Other Compensation........................................................................18
                  1.7.1.    Structuring Fee..........................................................................18
                  1.7.2.    Origination Fee for Term Facility........................................................18
                  1.7.3.    Origination Fee for Line of Credit Facility..............................................18
                  1.7.4.    Periodic Unused Fee......................................................................18
                  1.7.5.    Issuance of Warrants upon Establishment of Line Facility.................................18
                  1.7.6.    Issuance of Warrants Associated with EBITDA Shortfall....................................19
                  1.7.7.    AoL Disbursement Fee.....................................................................19
                  1.7.8.    Other Fees...............................................................................20
ARTICLE 2:  CONDITIONS PRECEDENT.....................................................................................20
         2.1.     Closing Conditions.................................................................................20
                  2.1.1.    Compliance...............................................................................20
                  2.1.2.    Documents................................................................................20
         2.2.     Effectiveness of Line of Credit Facility...........................................................22
         2.3.     All Line Advances..................................................................................23
ARTICLE 3:  REPRESENTATIONS AND WARRANTIES...........................................................................23
         3.1.     Organization and Good Standing.....................................................................23
         3.2.     Power and Authority................................................................................24
         3.3.     Validity and Legal Effect..........................................................................24
         3.4.     No Violation of Laws or Agreements.................................................................24
         3.5.     Title to Assets; Existing Encumbrances; Identification of Intellectual and Real Property...........24
         3.6.     Capital Structure and Equity Ownership.............................................................25
         3.7.     Subsidiaries, Affiliates and Investments...........................................................25
         3.8.     Material Contracts.................................................................................25
         3.9.     Licenses and Authorizations........................................................................25
         3.10.    Taxes and Assessments..............................................................................26
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
         3.11.    Litigation and Legal Proceedings...................................................................26
         3.12.    Accuracy of Financial Information..................................................................26
         3.13.    Accuracy of Other Information......................................................................26
         3.14.    Compliance with Laws Generally.....................................................................26
         3.15.    ERISA Compliance...................................................................................26
         3.16.    Environmental Compliance...........................................................................26
         3.17.    Margin Rule Compliance.............................................................................27
         3.18.    Fees and Commissions...............................................................................27
         3.19.    Solvency...........................................................................................27
         3.20.    Reserved...........................................................................................27
ARTICLE 4:  AFFIRMATIVE COVENANTS....................................................................................27
         4.1.     Financial Covenants and Ratios.....................................................................27
                  4.1.1.    Minimum Revenue by Subscriber Type.......................................................27
                  4.1.2.    Maximum Subscriber Acquisition Costs.....................................................27
                  4.1.3.    Minimum Gross Profit Margin..............................................................27
                  4.1.4.    Interest Coverage Ratio..................................................................27
                  4.1.5.    Total Charge Coverage Ratio..............................................................27
                  4.1.6.    Funded Debt-Revenue Leverage Covenants...................................................27
                  4.1.7.    Funded Debt-OCF Leverage Covenants.......................................................27
                  4.1.8.    Liquidity Covenant Prior to Line Effective Date..........................................27
         4.2.     Periodic Financial Statements and Compliance Certificates..........................................27
                  4.2.1.    Quarterly Financial Statements...........................................................27
                  4.2.2.    Annual Financial Statements..............................................................28
         4.3.     Other Financial and Specialized Reports............................................................28
                  4.3.1.    Reserved.................................................................................28
                  4.3.2.    SEC Filings, Shareholder Communications and Press Releases...............................28
         4.4.     Reserved...........................................................................................29
         4.5.     Books and Records; Maintenance of Properties.......................................................29
         4.6.     Existence and Good Standing........................................................................29
         4.7.     Deposit Accounts...................................................................................29
         4.8.     Insurance; Disaster Contingency....................................................................29
                  4.8.1.    General Insurance Provisions.............................................................29
                  4.8.2.    Disaster Recovery and Contingency Program................................................30
         4.9.     Loan Purpose.......................................................................................30
         4.10.    Taxes..............................................................................................30
         4.11.    Reserved...........................................................................................30
         4.12.    Litigation and Administrative Proceedings..........................................................30
         4.13.    Monitoring Compliance; Occurrence of Certain Events................................................30
         4.14.    Compliance with Laws...............................................................................30
         4.15.    Further Actions....................................................................................31
                  4.15.1.    Additional Collateral...................................................................31
                  4.15.2.    Further Assurances......................................................................31
                  4.15.3.    Estoppel Certificates...................................................................31
                  4.15.4.    Waivers and Consents....................................................................32
                  4.15.5.    Access and Audits.......................................................................32
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                                      iii
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
                  4.15.6.    Updating of Loan Document Schedules.....................................................32
         4.16.    Costs and Expenses.................................................................................32
         4.17.    Other Information..................................................................................33
         4.18.    Reserved...........................................................................................33
         4.19.    Post-Closing Items.................................................................................33
ARTICLE 5:  NEGATIVE COVENANTS.......................................................................................35
         5.1.     Capital Expenditures...............................................................................35
         5.2.     Additional Indebtedness............................................................................35
         5.3.     Guaranties.........................................................................................35
         5.4.     Reserved...........................................................................................35
         5.5.     Liens and Encumbrances; Negative Pledge............................................................35
         5.6.     Transfer of Assets.................................................................................37
         5.7.     Acquisitions and Investments.......................................................................37
         5.8.     New Ventures; Mergers..............................................................................39
         5.9.     Transactions with Affiliates.......................................................................39
         5.10.    Distributions or Dividends.........................................................................39
         5.11.    Payment of Subordinated Indebtedness...............................................................40
         5.12.    Reserved...........................................................................................40
         5.13.    Issuance of Additional Equity......................................................................40
         5.14.    Removal of Assets..................................................................................40
         5.15.    Modifications to Organic Documents.................................................................41
         5.16.    Terms of and Modifications to Material Relationships...............................................41
         5.17.    Margin Stock Restrictions; Other Federal Statutes..................................................41
ARTICLE 6:  ADDITIONAL COLLATERAL AND RIGHT OF SET OFF...............................................................41
         6.1.     Additional Collateral..............................................................................41
         6.2.     Right of Set-Off...................................................................................41
         6.3.     Additional Rights..................................................................................42
ARTICLE 7:  DEFAULT AND REMEDIES.....................................................................................42
         7.1.     Events of Default..................................................................................42
                  7.1.1.    Payment Obligations......................................................................42
                  7.1.2.    Representations and Warranties...........................................................42
                  7.1.3.    Financial Covenants......................................................................42
                  7.1.4.    Other Covenants in Loan Documents........................................................42
                  7.1.5.    Default Under Other Agreements with Administrative Agent or Lenders......................43
                  7.1.6.    Default Under Material Agreements with Other Parties.....................................43
                  7.1.7.    Security Interest........................................................................43
                  7.1.8.    Change of Control........................................................................44
                  7.1.9.    Government Action........................................................................44
                  7.1.10.    Insolvency..............................................................................45
                  7.1.11.    Additional Liabilities..................................................................45
                  7.1.12.    Reserved................................................................................45
                  7.1.13.    FCC and Other Regulatory-Action Defaults................................................45
                  7.1.14.    Loss or Revocation of Guaranty..........................................................45
         7.2.     Remedies...........................................................................................45
                  7.2.1.    Acceleration, Termination and Pursuit of Collateral......................................45
                  7.2.2.    Mandatory Partial Prepayments............................................................46
                  7.2.3.    Other Remedies...........................................................................46
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
                  7.2.4.    Special Regulatory-Related Remedies......................................................46
ARTICLE 8:  RELATIONSHIP AMONG LENDERS...............................................................................47
         8.1.     Appointment, Authorization and Grant of Authority..................................................47
         8.2.     Acceptance of Appointment..........................................................................48
         8.3.     Administrative Agent's Relationship with Borrowers.................................................48
         8.4.     Non-Reliance on Administrative Agent and Other Lenders.............................................48
         8.5.     Reliance by Administrative Agent...................................................................49
         8.6.     Delegation of Duties; Additional Reliance by Administrative Agent..................................49
         8.7.     Acting on Instructions of Lenders..................................................................49
         8.8.     Actions Upon Occurrence of Default or Event of Default.............................................50
         8.9.     Administrative Agent's Rights as Lender in Individual Capacity.....................................50
         8.10.    Advances By Administrative Agent...................................................................50
         8.11.    Payments to Lenders................................................................................51
         8.12.    Pro-Rata Sharing of Setoff Proceeds................................................................51
         8.13.    Limitation on Liability of Administrative Agent....................................................51
         8.14.    Indemnification....................................................................................51
         8.15.    Resignation; Successor Administrative Agent........................................................52
ARTICLE 9:  DEFINITIONS AND RULES OF CONSTRUCTION....................................................................52
         9.1.     Definitions........................................................................................52
         9.2.     Rules of Interpretation and Construction...........................................................65
                  9.2.1.    Plural; Gender...........................................................................65
                  9.2.2.    Section and Schedule References..........................................................66
                  9.2.3.    Titles and Headings......................................................................66
                  9.2.4.    Including and Among Other References.....................................................66
                  9.2.5.    Shall, Will, Must, Can, May References...................................................66
                  9.2.6.    Time of Day References...................................................................66
                  9.2.7.    Knowledge of a Person....................................................................66
                  9.2.8.    Successors and Assigns...................................................................66
                  9.2.9.    Modifications to Documents...............................................................67
                  9.2.10.    References to Laws and Regulations......................................................67
                  9.2.11.    Financial and Accounting Terms..........................................................67
                  9.2.12.    Conflicts Among Loan Documents..........................................................67
                  9.2.13.    Independence of Covenants and Defaults..................................................67
                  9.2.14.    Administrative Agent....................................................................67
ARTICLE 10:  MISCELLANEOUS...........................................................................................67
         10.1.    Indemnification, Reliance and Assumption of Risk...................................................67
         10.2.    Assignments and Participations.....................................................................68
         10.3.    No Waiver; Delay...................................................................................69
         10.4.    Modifications and Amendments.......................................................................69
         10.5.    Disclosure of Information to Third Parties.........................................................70
         10.6.    Binding Effect and Governing Law...................................................................71
         10.7.    Notices............................................................................................71
         10.8.    Relationship with Prior Agreements.................................................................72
         10.9.    Severability.......................................................................................72
         10.10.   Termination and Survival...........................................................................72
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
         10.11.   Reinstatement......................................................................................73
         10.12.   Counterparts.......................................................................................73
         10.13.   Waiver of Suretyship Defenses......................................................................73
         10.14.   WAIVER OF LIABILITY................................................................................73
         10.15.   FORUM SELECTION; CONSENT TO JURISDICTION...........................................................74
         10.16.   WAIVER OF JURY TRIAL...............................................................................74





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
                                   SCHEDULES:

Schedule        A        List of Borrowers
Schedule        3.1      Good Standing / Foreign Qualification Jurisdictions
Schedule        3.2      Missing Consents
Schedule        3.5A     Intellectual Property
Schedule        3.5B     Real Property Interests
Schedule        3.5C     Operating Names / Trade Names
Schedule        3.6      Capital Structure / Equity Ownership
Schedule        3.7      Subsidiaries, Affiliates & Investments
Schedule        3.8      Material Contracts
Schedule        3.9      Licenses and Authorizations
Schedule        3.10     Taxes and Assessments
Schedule        3.11     Material Litigation
Schedule        3.18     Fees and Commissions
Schedule        4.7      Existing Deposit Accounts
Schedule        5.2      Permitted Additional Indebtedness
Schedule        5.3      Permitted Additional Guaranties
Schedule        5.5      Permitted Additional Liens
Schedule        5.7      Permitted Additional Investments


                                    EXHIBITS:

Exhibit         1.7.6        Form of EBITDA Shortfall Warrant
Exhibit         1.4.1        Form of Advance Request
Exhibit         4.2          Form of Borrowing Base and Periodic Compliance Certificate
Exhibit         10.2         Form of Assignment and Assumption Agreement

                            CREDIT FACILITY AGREEMENT

         THIS CREDIT FACILITY AGREEMENT (as defined in Article 9, along with all other defined terms, this "Agreement") is made and effective as of October 20, 2000, by and among TALK.COM HOLDING CORP. ("Talk Holding"), and ACCESS ONE COMMUNICATIONS CORP. ("Access One") and CERTAIN AFFILIATES AND DIRECT AND INDIRECT SUBSIDIARIES OF TALK HOLDING AND ACCESS ONE (WHICH EITHER ARE LISTED ON SCHEDULE A AS OF THE EFFECTIVE DATE HEREOF OR ARE HEREAFTER ADDED AS BORROWING SUBSIDIARIES PURSUANT TO THE TERMS HEREOF) (as more fully defined in Article 9, Talk Holding, Access One and each such other borrower are referred to individually as a "Borrower" and collectively as the "Borrowers"), and EACH FINANCIAL INSTITUTION THAT FROM TIME TO TIME IS A "LENDER" HEREUNDER (as more fully defined in Article 9, each, a "Lender"; collectively, the "Lenders"), and MCG FINANCE CORPORATION (as more fully defined in Article 9, "MCG" or "Administrative Agent").

                                 R E C I T A L S

         WHEREAS, Borrowers desire and have applied to Lenders for a credit facility (to be administered by Administrative Agent) consisting of a term loan facility pursuant to which up to $20 million can be borrowed on the Closing Date on a senior secured basis and a line of credit arrangement pursuant to which (upon successful syndication thereof by Administrative Agent) up to $30 million can be borrowed from time to time on a senior secured basis; and

         WHEREAS,   Lenders  and  Administrative   Agent  are  each  willing  to
accommodate the request for credit upon and subject to the terms, conditions and provisions of the Loan Documents;

         NOW, THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, Borrowers (jointly and severally), each Lender and Administrative Agent each hereby agrees as follows:

                        ARTICLE 1: THE CREDIT FACILITIES

         1.1.     Term Loan Facility.

                  1.1.1. Establishment of Credit Facility. Subject to the terms and conditions of and in reliance upon the representations and warranties in the Loan Documents, each Term Lender (severally and on a Pro Rata basis with the other Term Lenders) will lend funds to Borrowers on a senior secured basis on the Closing Date in an aggregate principal amount advanced not to exceed the Term Loan Commitment (as determined in accordance with Section 1.3).

                  1.1.2. Facility Maturity. The Term Loan Facility will mature on June 30, 2001 (as may be extended from time to time as set forth in this Section 1.1.2 or otherwise in the sole and absolute discretion of the Term Lenders, "Term Loan Maturity Date"). Notwithstanding the foregoing, Borrowers (upon delivery of written notice to Administrative Agent at any time prior to the then effective Term Loan Maturity Date) shall be entitled (a) to extend any such Term Loan Maturity Date from time to time for additional successive periods not to exceed 364 calendar days from the date of such notice but in no event beyond June 30, 2005 and/or (b) to extend the then effective Term Loan Maturity Date until June 30, 2005 upon delivery to Administrative Agent of written evidence satisfactory to Administrative Agent that Borrowers have obtained all necessary regulatory approvals (in final, non-appealable form) for the incurrence of indebtedness as set forth in this Agreement and having a term with such a requested Term Loan Maturity Date.

                  1.1.3. Use of Proceeds. The funds advanced under this Term Loan Facility may be used exclusively as follows:

                           a. $4 million, to fund and/or reimburse Borrowers for
various costs, fees, expenses and other payments made in connection with the Access One Merger, and

                           b.  $15.25  million,  to satisfy  and  refinance  the
indebtedness owed by one or more Borrowers to the various Persons separately disclosed to Administrative Agent in writing on the Closing Date (which disclosure shall identify each payee, the corresponding amounts being satisfied, and the purpose for which such indebtedness being satisfied was initially incurred), and

                           c. To fund the purchase of specific  property,  plant
and equipment separately disclosed to Administrative Agent in writing on the Closing Date, and

                           d. Up to $750,000 to pay for services  and  materials
associated with a Borrower's marketing activities (as to which, upon reasonable request of Administrative Agent, Borrowers shall provide supporting descriptive information), and

                           e. The balance of the Term Loan  Commitment  (if any)
to pay (i) for fees and expenses associated with consummating and documenting the transactions contemplated by this Agreement, and (ii) for such other purposes as specifically authorized hereunder or in writing by the Term Lenders and the Required Lenders (in their sole and absolute discretion).

                  1.1.4. Term Loan Notes. The indebtedness under the Term Loan Facility and the corresponding (joint and several) obligation of Borrowers to repay each Term Lender with interest in accordance with the terms hereof will be evidenced by one or more Term Loan Notes (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a "Term Loan Note"; collectively, the "Term Loan Notes") payable to the order of each Term Lender. The outstanding indebtedness evidenced by the Term Loan Notes will be due and payable in full on the Term Loan Maturity Date. The aggregate stated principal amount of the Term Loan Notes will be the Term Loan Commitment established as of the Closing Date pursuant to Section 1.3; provided, however, that the maximum liability under such Term Loan Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees, expenses and indemnities) then outstanding under the Term Loan Facility. Each Term Lender is authorized to note or endorse the date and amount of each Advance and each payment under the Term Loan Facility on a schedule annexed to and constituting a part of the Term Loan Notes. Such notations or endorsements (if made) will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrowers thereunder and hereunder.

                  1.1.5. Interest. Interest under the Term Loan Facility (and with respect to any other amounts advanced to or on behalf of Borrowers or otherwise outstanding under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Sections 1.5 and 1.7):

                           1.1.5.1. Reserved.

                           1.1.5.2.  Establishment of Portions.  For purposes of
determining interest, Borrowers may designate and subdivide the outstanding balance under the Term Loan Facility (including any other amounts advanced to or on behalf of Borrowers under the Loan Documents) into a maximum of 6 Portions at an Adjusted LIBO Rate and 1 Portion at a Prime Rate (inclusive of the number of Portions permitted under the Line of Credit Facility). No Portion accruing interest at an Adjusted LIBO Rate may be less than $500,000, and all Portions under the Term Loan Facility collectively must total the outstanding balance under the Term Loan Facility.

                           1.1.5.3. Interest Rate Determination. The outstanding
principal balance under each Portion under the Term Loan Facility will bear interest (computed daily until paid in immediately available funds, whether prior to or after the Term Loan Maturity Date) at the applicable Rate Index (as determined in accordance with Section 1.1.5.4) plus the applicable Rate Margin (as determined in accordance with Section 1.1.5.5). If the Prime Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will change when and as the Prime Rate or Rate Margin changes; and if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period (except as otherwise permitted under Section 1.1.5). Notwithstanding the foregoing, the applicable interest rate for the outstanding balance under the Term Loan Facility from the Closing Date until the first date on which the Rate Index or Rate Margin may be changed will be 10.76% per annum (i.e., the Adjusted LIBO Rate applicable for a 3-month period as of the Closing Date (6.76%) plus a Rate Margin of 4.0% per annum).

                           1.1.5.4. Selection of Rate Index. The applicable Rate
Index for each Portion under the Term Loan Facility will be either the Prime Rate or an Adjusted LIBO Rate. The applicable Rate Index for each Portion may be changed by Borrowers as of the first calendar day after the end of the applicable Interest Period for such Portion. At least 3 Business Days (but not more than 10 Business Days) before any day on which the Rate Index may be changed, Borrowers must notify Administrative Agent in writing of (a) the dollar amount of each Portion (if more than one exists) and (b) the selected Rate Index for each Portion during the subsequent rate period (including, if applicable, the selected length of the Interest Period for balances accruing interest at an Adjusted LIBO Rate). If Administrative Agent does not timely receive such written notification as to any Portion, then the then-current Rate Index will be the applicable Rate Index for the outstanding balance of such unspecified Portion during the subsequent Interest Period.

                           1.1.5.5.  Applicable  Rate Margins.  From the Closing
Date through the date after December 31, 2000 on which Administrative Agent receives the first periodic compliance certificate and consolidated financial statements delivered in accordance with
Section 4.2 that provides a certified calculation of the Leverage Ratio (the "Term Facility Fixed Rate Margin Period"), the Rate Margin applicable to the Term Loan Facility will be 4.0% for Portions accruing interest at an Adjusted LIBO Rate and 2.5% for Portions accruing interest at the Prime Rate. Thereafter, the Rate Margin will be based upon the Leverage Ratio of (a) Funded Debt as of the date of establishment of such Rate Margin to (b) TTM-OCF as of the last day of the fiscal quarter reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2, and will be determined according to the following schedule:

                                                     Prime Rate                 Adjusted LIBO
                           Leverage Ratio              Margin                    Rate Margin
                           --------------            ----------                 -------------
                           <2.5                        2.00%                        3.50%

                           >2.5                        2.50%                        4.00%
                           -

The Rate Margin applicable to the Term Loan Facility will be established on the calendar day immediately following the end of the Term Facility Fixed Rate Margin Period and thereafter will be established as of the first calendar day of each Interest Period after the date that Administrative Agent receives the most recent periodic compliance certificate and financial statements delivered in accordance with Section 4.2. Even though the pricing schedule above may contemplate Rate Margins for Leverage Ratios in excess of the Leverage Ratios from time to time permitted under Section 4.1: (1) the existence of such pricing in the above schedule (or the effectiveness thereof) does not amend any of the requirements under Section 4.1 or waive any Default or Event of Default caused by any non-compliance therewith from time to time and (2) Administrative Agent and Lenders may nevertheless exercise from time to time during the occurrence of an Event of Default any and all rights and remedies that are permitted by any Loan Document or applicable law.

                           1.1.5.6.  Calculation of Interest. Interest under the
Term Loan Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on any amounts advanced to or on behalf of Borrowers under the Loan Documents on and as of the date such funds are advanced.

                           1.1.5.7. Special LIBO Rate Provisions.  The following
provisions apply with respect to Adjusted LIBO Rates (notwithstanding any other provision hereof).

                                    a.  Change  in  Adjusted   LIBO  Rate.   Any
Adjusted LIBO Rate may be prospectively adjusted by a particular Lender from time to time to account for any additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (including any increase in the Reserve Percentage) or any increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment, then Borrowers may elect to change the then-applicable Rate

Index (using the same Rate Margin category) to the Prime Rate for any Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index must be made by providing Administrative Agent written notice thereof at any time within 10 Business Days after receipt of such notice of adjustment (notwithstanding any restriction hereunder limiting Rate Index changes to certain dates, but subject to the requirement to pay all associated costs therewith). Upon Administrative Agent's receipt of any such written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio as previously was applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion.

                                    b.  Unavailability  of Eurodollar  Funds. An
Adjusted LIBO Rate will not be available for the Term Loan Facility if a particular Lender at any time determines or reasonably believes that (1) Eurodollar deposits equal to the amount of principal under the Term Loan Facility for the applicable Interest Period are unavailable, or (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Term Loan Facility, or (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish to Administrative Agent and Borrowers a statement setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                                    c.  Illegality.  An Adjusted  LIBO Rate also
will not be available under the Term Loan Facility if a particular Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Term Loan Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish to Administrative Agent and Borrowers a statement setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                                    d.  Continuance  of a Default.  An  Adjusted
LIBO Rate, unless Required Lenders otherwise consent, also will not be available under the Term Loan Facility during the existence of any Default or Event of Default under the Loan Documents.

                                    e. Alternative  Rate.  During the occurrence
of any event described in either Clauses "b," "c" or "d" of this Subsection, each Term Lender's obligation hereunder to fund or maintain balances under an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balance under the Term Loan Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section 1.1.5.5).

                  1.1.6. Repayment and Prepayment. Each Borrower (jointly and severally) hereby promises to pay Administrative Agent (for the ratable benefit of the Term Lenders) the aggregate indebtedness under the Term Loan Facility (and other Loan Documents) in accordance with the following provisions (and, as applicable, Sections 1.3, 1.5 and 1.7):

                           1.1.6.1.  Interest  Payments.  Interest accrued under
the Term Loan Facility is due and payable monthly in arrears on the last calendar day of each month and also, at the option of the Term Lenders, on the last calendar day of each Interest Period for any Portion accruing interest at an Adjusted LIBO Rate. Such payments shall commence on the first such date after the Closing Date. Upon prior written notice of at least 30 calendar days from Administrative Agent to Borrowers, Administrative Agent (with the consent of the Term Lenders, but not more than once prior to the Term Loan Maturity Date) may change the date during a month on which such payments are due and payable.

                           1.1.6.2. Principal Payments. On the last calendar day
of each fiscal quarter, COMMENCING AS OF SEPTEMBER 30, 2001, a payment of principal equal to $1,250,000.00 of the principal balance outstanding under the Term Loan Facility is due and payable in its entirety. Upon prior written notice of at least 180 calendar days from Administrative Agent to Borrowers, Administrative Agent (with the consent of the Term Lenders, but not more than once prior to the Term Loan Maturity Date) may change the date during a quarter on which such payments are due and payable.

                           1.1.6.3. Reserved.

                           1.1.6.4.   Payments  at  Maturity.   The  outstanding
indebtedness under the Term Loan Facility (including all principal, interest, fees, expenses and indemnities) is due and payable in its entirety on the Term Loan Maturity Date.

                           1.1.6.5. Prepayments.

                                    a. Voluntary Prepayments.  At any time, upon
prior written notice to Administrative Agent of at least 5 Business Days, the outstanding principal balance under the Term Loan Facility may be prepaid in whole or in part. In connection with any such voluntary prepayment prior to August 31, 2001, and in addition to any amounts due under Section 1.5.4, Borrowers shall concurrently therewith pay Administrative Agent (for the ratable benefit of the Term Lenders) a prepayment fee in the amount of 2% of such prepayment. In connection with any such voluntary prepayment on or after August 31, 2001 but prior to August 31, 2002, and in addition to any amounts due under
Section 1.5.4, Borrowers shall concurrently therewith pay Administrative Agent (for the ratable benefit of the Term Lenders) a prepayment fee in the amount of 1% of such prepayment. As of and after August 31, 2002, Borrowers may make such prepayments without premium or penalty except as provided in Section 1.5.4. Any voluntary partial prepayment must be in an amount of not less than $500,000 or in multiples of $10,000 in excess thereof.

                                    b.   Mandatory   Prepayments   --  Excessive
Balance. If the outstanding indebtedness under the Term Loan Facility at any time exceeds the Term Loan Commitment as determined in accordance with Section 1.3, then such excess amount outstanding must be re-paid to Administrative Agent in its entirety (for the ratable benefit of the Term Lenders) immediately upon the earlier of (1) awareness by Borrowers of the advance or incurrence thereof or (2) demand by Administrative Agent for payment thereof.

                                    c. Mandatory  Prepayments -- Asset Sales. If
Borrowers collectively sell, lease, license on an exclusive basis (without retaining Borrowers' absolute right to use on a royalty-free basis), transfer or otherwise dispose of any assets (other than inventory or other assets either sold in the ordinary course of business with the proceeds thereof reinvested within 180 calendar days thereafter in similar or other tangible assets or sold to another Borrower) exceeding an aggregate fair market value of $2,500,000 in any 12 consecutive calendar months, then a prepayment must be immediately made on the outstanding indebtedness under the Term Loan Facility, unless the Term Lenders otherwise consent. The amount of any such mandatory prepayment (inclusive of the prepayment required under the Line of Credit Facility as set forth in Section 1.2.6.5.c, which amounts shall be ratably allocated among the Facilities based upon the then-current outstanding balances under such Facilities) will be the cash proceeds of any such asset dispositions (or, with respect to any non-cash proceeds, the cash proceeds thereof as and when received by a Borrower) net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes payable as a direct result of such transactions (as such taxes are estimated and certified to Administrative Agent by an acceptable certified public accountant or Borrowers' chief financial officer).

                                    d.    Mandatory    Prepayments   -   Maximum
Outstandings During Event of Default. Upon the occurrence and during the continuance of any Event of Default, unless the Lenders otherwise consent, a prepayment must be made immediately and from time to time on the outstanding indebtedness under the Loan Documents to the extent that the aggregate outstanding indebtedness of Borrowers under the Loan Documents exceeds the sum of the following: (i) 100% of the aggregate accounts receivable of Borrowers for the provision of telecommunications services to unrelated third party Subscribers that are 60 calendar days or less past the initial due date therefor (including unbilled usage or accounts receivable that are less than 30 days old) and (ii) deposits of immediately available unencumbered funds held in accounts that are legally titled and beneficially owned solely by one or more Borrowers and/or Guarantor and that are encumbered with a first priority lien in favor of Administrative Agent (for the ratable benefit of Lenders) pursuant to a security agreement and a control agreement that are in form and substance acceptable to Administrative Agent (in its commercially reasonable discretion). Any such prepayment by Borrowers shall be allocated ratably among the Facilities and Lenders based upon the then-current outstanding balances under such Facilities.

                                    e. In  General.  Any  prepayments  under the
Term Loan Facility must include all accrued but unpaid interest under the Term Loan Facility allocable to the amount prepaid through the date of such prepayment.

                           1.1.6.6.  Availability  for  Reborrowing.   Principal
amounts repaid or prepaid under the Term Loan Facility prior to the Term Loan Maturity Date will not be available for reborrowing hereunder. ---- ---

         1.2.     Line of Credit Facility.

                  1.2.1. Establishment of Credit Facility. From and after the Line Effective Date, but subject to the terms and conditions of and in reliance upon the representations and warranties in the Loan Documents, each Line Lender (severally and on a Pro Rata basis with the other Line Lenders) will lend funds to Borrowers on a senior secured basis through Advances from time to time in an aggregate principal amount advanced not to exceed the Available Credit Portion (as determined in accordance with Section 1.3).

                  1.2.2. Facility Maturity. The Line of Credit Facility will mature on June 30, 2001 (as may be extended from time to time as set forth in this Section 1.2.2 or otherwise in the sole and absolute discretion of the Line Lenders, "Line of Credit Maturity Date"). Notwithstanding the foregoing, Borrowers (upon delivery of written notice to Administrative Agent at any time prior to the then effective Line of Credit Maturity Date) shall be entitled (a) to extend any such Line of Credit Maturity Date from time to time for additional successive periods not to exceed 364 calendar days from the date of such notice but in no event beyond June 30, 2003 and/or (b) to extend the then effective Line of Credit Maturity Date until June 30, 2003 upon delivery to Administrative Agent of written evidence satisfactory to Administrative Agent that Borrowers have obtained all necessary regulatory approvals (in final, non-appealable form) for the incurrence of indebtedness as set forth in this Agreement and having a term with such a requested Line of Credit Maturity Date.

                  1.2.3. Use of Proceeds. The funds advanced under this Line of Credit Facility may be used exclusively as follows:

                           a. To fund the purchase of specific property,  plant,
equipment and other capital expenditures as separately identified to the Line Lenders concurrent with any such Advance of funds, and ---

                           b. To fund marketing activities, working capital, and
other legitimate corporate expenditures of Borrowers, and ---

                           c. To pay  dividends  to TALK.COM  INC.  from time to
time if and to the extent  permitted  under Section 5.10,  and

                           d. The balance of the Line of Credit  Commitment  (if
any) to pay (i) for fees and expenses associated with consummating and documenting the transactions contemplated by this Agreement, and (ii) for such other purposes as specifically authorized hereunder or in writing by the Line Lenders and Required Lenders (in their sole and absolute discretion).

                  1.2.4. Line of Credit Notes. The indebtedness under the Line of Credit Facility and the corresponding (joint and several) obligation of Borrowers to repay each Line Lender with interest in accordance with the terms hereof will be evidenced by one or more Line of Credit Notes (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a "Line of Credit Note"; collectively, the "Line of Credit Notes") payable to the order of each Line Lender. The outstanding indebtedness evidenced by the Line of Credit Notes will be due and payable in full on the Line of Credit Maturity Date. The aggregate stated principal amount of the Line of Credit Notes will be the Line of Credit Commitment established pursuant to Section 1.3; provided, however, that the maximum liability under such Line of Credit Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees, expenses and indemnities) then outstanding under the Line of Credit Facility. Each Line Lender is authorized to note or endorse the date and amount of each Advance and each payment under the Line of Credit Facility on a schedule annexed to and constituting a part of the Line of Credit Notes. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrowers thereunder and hereunder.

                  1.2.5. Interest. Interest under the Line of Credit Facility (and with respect to any other amounts advanced to or on behalf of Borrowers or otherwise outstanding under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Sections 1.5 and 1.7):

                           1.2.5.1. Reserved.

                           1.2.5.2.  Establishment of Portions.  For purposes of
determining interest, Borrowers may designate and subdivide the outstanding balance under the Line of Credit Facility (including any other amounts advanced to or on behalf of Borrowers under the Loan Documents) into a maximum of 6 Portions at an Adjusted LIBO Rate and 1 Portion at a Prime Rate (inclusive of the number of Portions permitted under the Term Loan Facility). No Portion accruing interest at an Adjusted LIBO Rate may be less than $500,000, and all Portions under the Line of Credit Facility collectively must total the outstanding balance under the Line of Credit Facility.

                           1.2.5.3. Interest Rate Determination. The outstanding
\rincipal balance under each Portion of the Line of Credit Facility will bear interest (computed daily until paid in immediately available funds, whether prior to or after the Line of Credit Maturity Date) at the applicable Rate Index (as determined in accordance with Section 1.2.5.4) plus the applicable Rate Margin (as determined in accordance with Section 1.2.5.5). If the Prime Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will change when and as the Prime Rate or Rate Margin changes; and if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period (except as otherwise permitted under Section 1.2.5).

                           1.2.5.4. Selection of Rate Index. The applicable Rate
Index for each Portion under the Line of Credit Facility will be either the Prime Rate or an Adjusted LIBO Rate. The applicable Rate Index for each Portion may be changed by Borrowers as of the first calendar day after the end of the applicable Interest Period for such Portion. At least 3 Business Days (but not more than 10 Business Days) before any day on which the Rate Index may be changed, Borrowers must notify Administrative Agent in writing of (a) the dollar amount of each Portion (if more than one exists) and (b) the selected Rate Index for each Portion during the subsequent rate period (including, if applicable, the selected length of the Interest Period for balances accruing interest at an Adjusted LIBO Rate). If Administrative Agent does not timely receive such written notification as to any Portion, then the then-current Rate Index will be the applicable Rate Index for the outstanding balance of such unspecified Portion during the subsequent Interest Period. With respect to the proceeds of each Advance under the Line of Credit Facility, unless Borrowers request a particular

Rate Index at the time of such Advance, then the Prime Rate shall be the applicable Rate Index from the corresponding Settlement Date for such Advance until the next date on which the Rate Index may be changed hereunder.

                           1.2.5.5.  Applicable  Rate Margins.  From the date of
the initial Advance under the Line of Credit Facility through the date after December 31, 2000 on which Administrative Agent receives the first periodic compliance certificate and consolidated financial statements delivered in accordance with Section 4.2 that provides a certified calculation of the Leverage Ratio (the "Line Facility Fixed Rate Margin Period"), the Rate Margin applicable to the Line of Credit Facility will be 4.0% for Portions accruing interest at an Adjusted LIBO Rate and 2.5% for Portions accruing interest at the Prime Rate. Thereafter, the Rate Margin will be based upon the Leverage Ratio of
(a) Funded Debt as of the date of establishment of such Rate Margin to (b) TTM-OCF as of the last day of the fiscal quarter reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2, and will be determined according to the following schedule:

                                                     Prime Rate                 Adjusted LIBO
                           Leverage Ratio              Margin                    Rate Margin
                           --------------            ----------                 -------------
                           <2.5                        2.00%                        3.50%

                           >2.5                        2.50%                        4.00%
                           -

The Rate Margin applicable to the Line of Credit Facility will be established on the calendar day immediately following the end of the Line Facility Fixed Rate Margin Period and thereafter will be established as of the first calendar day of each Interest Period after the date that Administrative Agent receives the most recent periodic compliance certificate and financial statements delivered in accordance with Section 4.2. Upon the funding of any Advance under this Agreement after the Closing Date in excess of $500,000, then Lenders (in the sole and absolute discretion of Required Lenders) may elect to prospectively adjust the Rate Margin applicable to each Portion to reflect the additional amount of Funded Debt thereby outstanding. Even though the pricing schedule above may contemplate Rate Margins for Leverage Ratios in excess of the Leverage Ratios from time to time permitted under Section 4.1: (1) the existence of such pricing in the above schedule (or the effectiveness thereof) does not amend any of the requirements under Section 4.1 or waive any Default or Event of Default caused by any non-compliance therewith from time to time and (2) Administrative Agent and Lenders may nevertheless exercise from time to time during the occurrence of an Event of Default any and all rights and remedies that are permitted by any Loan Document or applicable law.

                           1.2.5.6.  Calculation of Interest. Interest under the
Line of Credit Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on any amounts advanced to or on behalf of Borrowers under the Loan Documents on and as of the date such funds are advanced.

                           1.2.5.7. Special LIBO Rate Provisions.  The following
provisions apply with respect to Adjusted LIBO Rates (notwithstanding any other provision hereof).

                                    a.  Change  in  Adjusted   LIBO  Rate.   Any
Adjusted LIBO Rate may be prospectively adjusted by a particular Lender from time to time to account for any additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (including any increase in the Reserve Percentage) or any increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment, then Borrowers may elect to change the then-applicable Rate Index (using the same Rate Margin category) to the Prime Rate for any Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index must be made by providing Administrative Agent written notice thereof at any time within 10 Business Days after receipt of such notice of adjustment (notwithstanding any restriction hereunder limiting Rate Index changes to certain dates, but subject to the requirement to pay all associated costs therewith). Upon Administrative Agent's receipt of any such written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio as previously was applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion.

                                    b.  Unavailability  of Eurodollar  Funds. An
Adjusted LIBO Rate will not be available for the Line of Credit Facility if a particular Lender at any time determines or reasonably believes that (1) Eurodollar deposits equal to the amount of principal under the Line of Credit Facility for the applicable Interest Period are unavailable, or (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Line of Credit Facility, or (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish to Administrative Agent and Borrowers a statement setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                                    c.  Illegality.  An Adjusted  LIBO Rate also
will not be available under the Line of Credit Facility if a particular Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Line of Credit Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish to Administrative Agent and Borrowers a statement setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                                    d.  Continuance  of a Default.  An  Adjusted
LIBO Rate, unless Required Lenders otherwise consent, also will not be available under the Line of Credit Facility during the existence of any Default or Event of Default under the Loan Documents.

                                    e. Alternative  Rate.  During the occurrence
of any event described in either Clauses "b," "c" or "d" of this Subsection, each Line Lender's obligation hereunder to fund or maintain balances under an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balance under the Line of Credit Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section 1.2.5.5).

                  1.2.6. Repayment and Prepayment. Each Borrower (jointly and severally) hereby promises to pay Administrative Agent (for the ratable benefit of the Line Lenders, except to the extent otherwise agreed among the Line Lenders and Administrative Agent) the aggregate indebtedness under the Line of Credit Facility (and other Loan Documents) in accordance with the following provisions (and, as applicable, Sections 1.3, 1.5 and 1.7):

                           1.2.6.1.  Interest  Payments.  Interest accrued under
the Line of Credit Facility is due and payable monthly in arrears on the last calendar day of each month and also, at the option of the Line Lenders, on the last calendar day of each Interest Period for any Portion accruing interest at an Adjusted LIBO Rate. Such payments shall commence on the first such date after the initial Advance under the Line of Credit Facility. Upon prior written notice of at least 30 calendar days from Administrative Agent to Borrowers, Administrative Agent (with the consent of the Line Lenders, but not more than once prior to the Line of Credit Maturity Date) may change the date during a month on which such payments are due and payable.

                           1.2.6.2. Reserved.

                           1.2.6.3. Reserved.

                           1.2.6.4.   Payments  at  Maturity.   The  outstanding
indebtedness under the Line of Credit Facility (including all principal, interest, fees, expenses and indemnities) is due and payable in its entirety on the Line of Credit Maturity Date.

                           1.2.6.5. Prepayments.

                                    a. Voluntary Prepayments.  At any time, upon
prior written notice to Administrative Agent of at least 3 Business Days, the outstanding principal balance under the Line of Credit Facility may be prepaid in whole or in part without premium or penalty, except as provided in Section
1.5.4. Notwithstanding the foregoing, Borrowers may not make more than 4 such prepayments under the Line of Credit Facility per calendar month without the prior consent of the Administrative Agent and the Line Lenders. Any voluntary partial prepayment must be in an amount of not less than $500,000 or in multiples of $10,000 in excess thereof.

                                    b.   Mandatory   Prepayments   --  Excessive
Balance. If the outstanding indebtedness under the Line of Credit Facility at any time exceeds the Available Credit Portion as determined in accordance with
Section 1.3, then such excess amount outstanding must be re-paid to Administrative Agent (for the ratable benefit of the Line Lenders) in its entirety immediately upon the earlier of (1) awareness by Borrowers of the advance or incurrence thereof or (2) demand by Administrative Agent for payment thereof.

                                    c. Mandatory  Prepayments -- Asset Sales. If
Borrowers collectively sell, lease, license on an exclusive basis (without retaining Borrowers' absolute right to use on a royalty-free basis), transfer or otherwise dispose of any assets (other than inventory or other assets either sold in the ordinary course of business with the proceeds thereof reinvested within 180 calendar days thereafter in similar or other tangible assets or sold to another Borrower) exceeding an aggregate fair market value of $2,500,000 in any 12 consecutive calendar months, then a prepayment must be immediately made on the outstanding indebtedness under the Line of Credit Facility, unless the Line Lenders otherwise consent. The amount of any such mandatory prepayment (inclusive of the prepayment required under the Term Loan Facility as set forth in Section 1.1.6.5.c, which amounts shall be ratably allocated among the Facilities based upon the then-current outstanding balances under such Facilities) will be the cash proceeds of any such asset dispositions (or, with respect to any non-cash proceeds, the cash proceeds thereof as and when received by a Borrower) net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes payable as a direct result of such transactions (as such taxes are estimated and certified to Administrative Agent by an acceptable certified public accountant or Borrowers' chief financial officer).

                                    d.    Mandatory    Prepayments   -   Maximum
Outstandings During Event of Default. Upon the occurrence and during the continuance of any Event of Default, unless the Lenders otherwise consent, a prepayment must be made immediately and from time to time on the outstanding indebtedness under the Loan Documents to the extent that the aggregate outstanding indebtedness of Borrowers under the Loan Documents exceeds the sum of the following: (i) 100% of the aggregate accounts receivable of Borrowers for the provision of telecommunications services to unrelated third party Subscribers that are 60 calendar days or less past the initial due date therefore (including unbilled usage or accounts receivable that are less than 30 days old) and (ii) deposits of immediately available unencumbered funds held in accounts that are legally titled and beneficially owned solely by one or more Borrowers and/or Guarantor and that are encumbered with a first priority lien in favor of Administrative Agent (for the ratable benefit of Lenders) pursuant to a security agreement and a control agreement that are in form and substance acceptable to Administrative Agent (in its commercially reasonable discretion). Any such prepayment by Borrowers shall be allocated ratably among the Facilities and Lenders based upon the then-current outstanding balances under such Facilities.

                                    e. In  General.  Any  prepayments  under the
Line of Credit Facility must include all accrued but unpaid interest under the Line of Credit Facility allocable to the amount prepaid through the date of such prepayment.

                           1.2.6.6.  Availability  for  Reborrowing.   Principal
amounts paid under the Line of Credit Facility prior to the Line of Credit Maturity Date will be available for re-borrowing in accordance with the terms hereof up to the Available Credit Portion.

         1.3.     Determination  of  Commitment  Amounts  and  Available  Credit
                  Portion.

                  1.3.1. Initial Commitments. Upon the execution of this Agreement and satisfaction or written waiver of the conditions precedent set forth in Section 2.1, the Term Loan Commitment established hereunder will be $20 million ("Term Loan Commitment"). In addition, upon the execution of this Agreement and satisfaction or written waiver of the conditions precedent set forth in Sections 2.1 and 2.2, then the Line of Credit Commitment established hereunder will be $30 million ("Line of Credit Commitment").

                  1.3.2. Available Credit Portion for Line of Credit. Notwithstanding the foregoing, the maximum amount of credit available at any time under the Line of Credit Facility may not exceed the amount resulting from the following formula:

                                    a. The Line of Credit Commitment,

                                    b. Minus, the  then-aggregate  amount of all
prepayments relating to asset sales required to have been paid since the Closing Date under Section 1.2.6.5.c, unless (i) such aggregate amount does not exceed $10 million or (ii) the Line Lenders otherwise consent to such amount not being excluded, and

                                    c.  Minus  the   aggregate   amount  of  all
voluntary commitment reductions requested under Section 1.3.3.

The amount resulting from the equation under categories "a" through "c" above is referred to herein as the "Available Credit Portion"; provided, however, that prior to the Line Effective Date, the "Available Credit Portion" shall be $0.00. On the effective date of any such reduction in the Available Credit Portion, a prepayment must be made to the extent required under Section 1.2.6.5.b.

                  1.3.3. Voluntary Reduction of Commitment. Upon giving Administrative Agent and each Line Lender prior written notice of at least 5 Business Days, Borrowers at any time and from time to time may reduce the Line of Credit Commitment in multiples of $500,000. On the effective date of any such reduction, a prepayment must be made to the extent required under Section
1.2.6.5.b. Any such reduction in the Line of Credit Commitment will be permanent, and such Commitment cannot thereafter be increased without the written consent of Administrative Agent and Lenders.

         1.4.     Advances.

                  1.4.1. Requesting Advances. To request an Advance (other than the initial Advances on the Closing Date) under the Line of Credit Facility, Borrowers must give Administrative Agent written notice (or verbal notice by telephone with immediate written confirmation to follow) at least 3 Business Days (but not more than 10 Business Days) prior to the requested Settlement Date for such Advance (such notice, an "Advance Request"). Such Advance Request, together with certain certifications, must be substantially in the form of
Exhibit 1.4.1 or such other form as Administrative Agent may reasonably request. Each Advance under the Line of Credit Facility pursuant to an Advance Request (unless Administrative Agent and Line Lenders otherwise consent) must be in an amount of at least $500,000 and may not be greater than the un-borrowed balance of the Available Credit Portion. Unless Administrative Agent and Line Lenders otherwise consent, Borrowers may only request up to 4 Advances per calendar month after the Closing Date.

                  1.4.2. Funding Advances. Subject to the satisfaction of and compliance with the terms and conditions hereof (including, as applicable, the conditions precedent specified in Article 2), Administrative Agent will make each Lender's Pro Rata portion of each requested Advance (to the extent such funds are received by Administrative Agent) available by such means as Administrative Agent may consider reasonable. At the written request and expense of Borrowers, Administrative Agent will wire transfer all or any portion of an Advance in accordance with such written instructions therefor. By executing this Agreement, each Borrower (jointly and severally) hereby requests Administrative Agent and each Lender to make and fund the initial Advances (to the extent that Administrative Agent receives each Lender's Pro Rata portion of the initial Advances) in accordance with the Advance Request separately delivered to Administrative Agent as of the Closing Date.

                  1.4.3. Indemnification for Revocation or Failure to Satisfy Conditions. Each Borrower (jointly and severally) will indemnify each Lender and Administrative Agent against all losses and costs reasonably incurred by such Lender and/or Administrative Agent as a result of any revocation of any requested Advance or any failure to fulfill the applicable conditions precedent to such Advance on or before the requested Settlement Date specified in an Advance Request. Such indemnification will include (among other things) all losses and costs incurred by reason of the liquidation or reemployment of funds required by such Lender or Administrative Agent to fund the Advance when such Advance, as a result of such failure, is not made on the requested Settlement Date. Such Lender's or Administrative Agent's (as applicable) calculation of such losses and costs will be conclusive absent manifest error.

                  1.4.4. Obligation to Advance. No Lender will be obligated to make any Advance under the following circumstances: (a) if the principal amount of such Advance plus the aggregate amount outstanding under the applicable Facility would exceed the applicable Commitment or the Available Credit Portion, or (b) during the existence of a Default or an Event of Default hereunder, or
(c) if such Advance would cause a Default or Event of Default hereunder, or (d) after the applicable Maturity Date. In addition, neither Administrative Agent nor any Line Lender shall have any obligation or commitment to advance funds under the Line of Credit Facility unless and until the conditions precedent under Sections 2.1 and 2.2 have been satisfied by Borrowers or waived in writing by Administrative Agent (at the direction of Line Lenders).

         1.5.     Payments in General.

                  1.5.1. Manner and Place of Payments. All payments of principal, interest, fees, expenses, indemnities and other amounts due under the Loan Documents must be received by Administrative Agent by wire transfer (unless Administrative Agent otherwise consents) in immediately available funds in U.S. dollars (and without any deduction, offset, netting, reservation of rights or counterclaim) on or before Two O'clock (2:00) p.m. Eastern Time ("ET") on the due date therefor at the principal office of Administrative Agent set forth in Notice Section hereof or at such other place as Administrative Agent may designate from time to time.

                  1.5.2. Special Payment Timing Issues. Whenever any payment to be made under any Loan Document is due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest under such Loan Document. Any funds received by Administrative Agent after 2:00 p.m. ET on any day will be deemed to be received on the next succeeding Business Day.

                  1.5.3. Application of Payments. All payments and other funds received by Administrative Agent under the Loan Documents will be applied in the following order: (a) first to the payment of any fees and charges due under the Loan Documents, and (b) then to any obligations for the payment of expenses, costs and indemnities due under the Loan Documents, and (c) then to the payment of interest due and owing under the Loan Documents (pro rata among the Facilities), and (d) then to the principal indebtedness due under the Term Loan Facility, and (e) then to principal outstanding (but not yet due) under the Line of Credit Facility and the Term Loan Facility, and (f) then to any other interest accrued under the Loan Documents. Notwithstanding the foregoing, payments allocable to principal (other than scheduled periodic payments) will be applied as follows: (1) to reduce future scheduled principal payments in the inverse order of maturity and (2) with respect to the application of payments within Clause "(e)", (except to the extent Borrowers otherwise request in writing concurrently with such payment) first to principal balances under the Line of Credit Facility and then to principal balances under the Term Loan Facility.

                  1.5.4. LIBO Rate Payments Not at End of Interest Period. Upon payment of any amount accruing interest based upon an Adjusted LIBO Rate on any day other than the last day of the corresponding Interest Period (whether such payment is voluntary, mandatory, by demand, acceleration or otherwise), then Borrowers must pay Administrative Agent (for the benefit of Lenders) the greater of (a) $500 or (b) all costs and losses (including funding costs and any losses associated with the re-deployment of such funds for the balance of such Interest Period) that may arise or be incurred as a result of or in connection with such payment (as such costs and losses may be calculated by Lenders). Upon written request, Lenders (through Administrative Agent) will furnish a statement setting forth the basis for such calculation. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

                  1.5.5. Capital Adequacy, Taxes and Other Adjustments. If any Lender determines that (a) the adoption, implementation or interpretation after the Closing Date of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline, directive, policy or order regarding capital adequacy, reserve requirements, taxes or similar requirements, or (b) compliance by such Lender or any entity controlling or funding the operations of such Lender with any request or directive regarding capital adequacy, reserve requirements, taxes or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank, governmental agency, controlling entity, funding source or body having jurisdiction would, in either instance, have the effect of increasing the amount of capital, reserves, taxes (other than income taxes of Administrative Agent or any Lender), funding costs or other funds required to be maintained or paid by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations under the Loan Documents, then Borrowers must pay to such Lender additional amounts sufficient to compensate such Lender for such reduction. Such Lender will give Administrative Agent notice of any such determination and payment amount within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrowers, and (upon written request) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis and the method for determining the amount of such payment. A determination by any Lender hereunder will be conclusive absent manifest error.

                  1.5.6. Payment of Expenses, Indemnities and Protective Advances. If any funds are advanced or costs are incurred by Administrative Agent or any Lender to or on behalf of Borrowers or otherwise as permitted under the Loan Documents (including as protective advances), other than Advances pursuant to Section 1.4, then such advances or costs must be re-paid to Administrative Agent (to the extent applicable, for the benefit of Lenders) in their entirety immediately upon the earlier of (a) awareness by Borrowers of the advance or incurrence thereof or (b) demand by Administrative Agent for payment thereof.

                  1.5.7. Payments upon Termination. Notwithstanding any other provision hereof, the entire outstanding indebtedness under each Facility (including all principal, interest, fees, expenses and indemnities) is due and payable in its entirety upon any termination of such Facility, the corresponding Commitment therefor, or this Agreement.

                  1.5.8. Late Payments. If any payment (of principal, interest, fees, expenses, indemnities or other amounts) due under any Loan Document is not received by Administrative Agent in immediately available funds on or before the 7th calendar day after the due date therefor, then each Borrower (jointly and severally) hereby agrees (to the maximum extent not prohibited by applicable law) to pay to the applicable Lenders (through Administrative Agent and upon Administrative Agent's request) a late payment charge equal to 5% of the amount of such late payment. The late payment charges due under this Section are in addition to any other interest, fees, charges, expenses or indemnities due or imposable under the Loan Documents and/or any other remedies available under the Loan Documents.

                  1.5.9. Default Interest. During the existence of a Default or an Event of Default hereunder, each Borrower (jointly and severally) hereby agrees (to the maximum extent not prohibited by applicable law) to pay to Lenders (through Administrative Agent and upon Administrative Agent's request but commencing as of the date of occurrence of such Default or Event of Default) interest on any indebtedness outstanding hereunder at the rate of THREE PERCENT (3%) per annum in excess of the rate then otherwise applicable to such indebtedness. Notwithstanding the foregoing, if the relevant Default is under
Section 7.1.10, then such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

                  1.5.10. Usury Savings Provision. Notwithstanding any provision of any Loan Document, Borrowers (individually and collectively) are not and will not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be in a prohibited amount, then such interest, fee or charge will be automatically reduced to the maximum amount that is not prohibited, and any interest, fee or charge for subsequent periods (to the extent not prohibited by applicable law) will be increased accordingly until Administrative Agent and each Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Administrative Agent or any Lender, then such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.

         1.6. Release of Security. Upon termination of the Loan Documents in accordance with Section 10.10, then Administrative Agent (at the written request and expense of Borrowers) (i) will release the Obligors and the property serving as Collateral under the Loan Documents (without representation, warranty, recourse, liability or indemnification of any kind by or to Administrative Agent or any Lender), and (ii) will execute and deliver such UCC termination statements, mortgage releases, deed of trust releases, and other documentation and instruments (all in form and substance reasonably acceptable to Administrative Agent) as may be reasonably requested and provided to Administrative Agent to effect such releases and terminations, and (iii) will terminate and cancel all Commitments and all Facilities under the Loan Documents.

         1.7.     Fees and Other Compensation.

                  1.7.1. Structuring Fee. On the Closing Date, Borrowers will pay Administrative Agent (for the sole and exclusive benefit of Administrative Agent) a Structuring Fee in the amount of $100,000, which amount is treated as prepaid non-refundable interest.

                  1.7.2. Origination Fee for Term Facility. On the Closing Date, Borrowers will pay Administrative Agent (for the ratable benefit of the Term Lenders) an Origination Fee in the amount of $400,000, which amount is treated as prepaid non-refundable interest.

                  1.7.3. Origination Fee for Line of Credit Facility. On the Line Effectiveness Notification Date (provided such date occurs prior to March 31, 2001), Borrowers will pay Administrative Agent (for the benefit of itself and the Line Lenders in such proportions as Administrative Agent may determine) an Origination Fee in the amount of $750,000, which amount is treated as prepaid non-refundable interest. Notwithstanding the foregoing, if Borrowers satisfy the conditions for an Advance under the Line of Credit Facility and a Line Lender breaches its obligation to advance such funds under the Line of Credit Facility in accordance with the terms hereof for a period of more than 5 Business Days after written demand by Borrowers, then such Line Lender shall return to Borrowers its portion of the Origination Fee earned by such Line Lender under this Section 1.7.3. To the extent that such breaching Line Lender did not receive a pro rata portion of the Origination Fee under this Section 1.7.3 because Administrative Agent retained some of the fee, then upon the occurrence of any such uncured breach Administrative Agent shall also return to Borrowers a portion of the Origination Fee retained by Administrative Agent equal to the balance of the actual pro rata portion of the Origination Fee that is represented by such breaching Line Lender's percentage of the actual Commitments under the Line of Credit Facility.

                  1.7.4. Periodic Unused Fee. Borrowers will pay Administrative Agent (for the ratable benefit of the Line Lenders) a Periodic Unused Fee at the rate of ONE AND ONE-QUARTER OF ONE PERCENT (1.25%) per annum on the average daily un-borrowed portion of the Available Credit Portion under the Line of Credit Facility. Such fee will be calculated by Administrative Agent and will be due and payable monthly in arrears on the last calendar day of each month.

                  1.7.5. Issuance of Warrants upon Establishment of Line Facility. On the Line of Effectiveness Notification Date (provided such date occurs prior to March 31, 2001), TALK.COM INC. will issue and grant to Administrative Agent (or, to the extent so designated by Administrative Agent at such time, to one or more of the Lenders) warrants exercisable for 300,000 shares of common stock of  TALK.COM  INC.  (par value  $0.01 per share and as in effect on the  Closing
Date). Such warrants shall contain customary, commercially reasonable and mutually acceptable terms, conditions, rights and protections and shall be substantially similar to the form thereof attached as Exhibit 1.7. Without limiting the foregoing, such warrants (a) shall be immediately exercisable upon issuance, (b) shall be effective for a period of 7 years from the date of issuance, (c) shall provide for a cashless exercise alternative, and (d) shall have an exercise price equal to 115% of the average closing price of such common stock as reported on the NASDAQ during the 20 consecutive trading sessions ending two trading sessions prior to the Line Effectiveness Notification Date. Such warrants shall be fully earned for all purposes as of the date of issuance. Such warrants shall be treated as additional compensation for the cost and risk incurred associated with underwriting, syndicating and establishing of the Line of Credit Facility, but shall in no way affect or relieve any Borrower or Talk.com Inc. of any of its obligations to fully and timely perform and to repay the entire indebtedness due under the Loan Documents. Notwithstanding the foregoing, if Borrowers satisfy the conditions for an Advance under the Line of Credit Facility and a Line Lender breaches its obligation to advance such funds under the Line of Credit Facility in accordance with the terms hereof for a period of more than 5 Business Days after written demand by Borrowers, then such Line Lender shall return to Borrowers or otherwise forfeit its pro rata portion of the Warrants earned by such Line Lender under this Section 1.7.5. To the extent that such breaching Line Lender did not receive a pro rata portion of the warrants earned under this Section 1.7.5 because Administrative Agent retained some of the warrants, then upon the occurrence of any such uncured breach Administrative Agent shall also return to Borrowers or otherwise forfeit a portion of such warrants retained by Administrative Agent equal to the balance of the actual pro rata portion of the warrants earned under this Section 1.7.5 that is represented by such breaching Line Lender's percentage of the actual Commitments under the Line of Credit Facility.

                  1.7.6. Issuance of Warrants Associated with EBITDA Shortfall. On the Closing Date, TALK.COM INC. will issue and grant to Lenders (ratably based upon each such Lender's Commitment) warrants exercisable for 300,000 shares of common stock of TALK.COM INC. (par value $0.01 per share and as in effect on the Closing Date). Such warrants shall have the terms and conditions as set forth in Exhibit 1.7.6. Such warrants shall be treated as additional compensation for the cost and risk incurred associated with underwriting, syndicating and establishing of the Credit Facilities, but shall in no way affect or relieve any Borrower or TALK.COM INC. of any of its obligations to fully and timely perform and to repay the entire indebtedness due under the Loan Documents.

                  1.7.7. AoL Disbursement Fee. If at any time after the first Advance under the Line of Credit Facility and prior to September 1, 2001, TALK.COM INC. makes any "make whole" or repurchase payment to AoL relating to AoL's stock of TALK.COM INC. under or as described in Article V of the AoL Investment Agreement or under any similar provisions of any related documents, then Borrowers concurrently therewith will pay Administrative Agent (for the ratable benefit of the Lenders) an AoL Disbursement Fee in the amount of $500,000. If any such payment is made by TALK.COM INC. prior to the first Advance under the Line of Credit Facility, then concurrent with such first Advance, Borrowers shall pay Administrative Agent (for the ratable benefit of the Lenders) the AoL Disbursement Fee as described in the preceding sentence. Notwithstanding the foregoing, the fee required under this Section 1.7.7 shall not apply with respect to make whole payments relating to warrant shares by TALK.COM INC. under Section 6.5 of the AoL Investment Agreement (as existing as of the Closing Date) that in the aggregate do not exceed $5 million.

                  1.7.8. Other Fees. Other fees and charges may be imposed by Administrative Agent or any Lender for services rendered under and in accordance with agreements (other than the Loan Documents) with Administrative Agent or such Lender.

                        ARTICLE 2: CONDITIONS PRECEDENT

         2.1. Closing Conditions. The obligation of Administrative Agent or any Lender to execute and perform under the Loan Documents, and to establish the Facilities, and to fund the Advances are subject to the following conditions precedent (unless and except to the extent expressly waived by Administrative Agent and each Lender in their sole and absolute discretion):

                  2.1.1. Compliance.

                           2.1.1.1. Fees and Expenses.  Borrowers must have paid
(or made acceptable arrangements with Administrative Agent to pay) all fees and expenses due and payable hereunder, including all fees due and payable under
Section 1.7 and the reasonable fees and expenses of Administrative Agent's and each Lender's attorneys and in-house documentation personnel with respect to the preparation, negotiation and execution of the Loan Documents.

                           2.1.1.2.    Representations.     Each,    and    all,
representations and warranties contained in this Agreement (including those in Article 3) and in each other Loan Document, certificate or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date must be true, correct and complete in all material respects on and as of the Closing Date, except for such deviations disclosed in writing and acceptable to Administrative Agent and each Lender.

                           2.1.1.3. No Default. There must not be any Default or
Event of Default hereunder or any default under any other Loan Document on the Closing Date, and there must not be any such Default or Event of Default occurring as a result of executing or advancing funds under the Loan Documents, except for such defaults disclosed in writing and acceptable to Administrative Agent and each Lender.

                           2.1.1.4. No Material Change. There must not have been
(in  Administrative  Agent's or any  Lender's  reasonable  opinion) any Material
Adverse Change between the date for the most recent financial statements delivered to Administrative Agent and the Closing Date.

                  2.1.2. Documents. Administrative Agent must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount satisfactory to Administrative Agent and, when applicable, recorded or filed in the appropriate public office:

                           2.1.2.1. Credit Agreement. This Agreement.

                           2.1.2.2.  Promissory  Notes.  The Term Loan  Notes as
described in Section 1.1.4.

                           2.1.2.3.  Security Agreement,  Collateral  Assignment
and Pledge. A master security agreement, collateral assignment and pledge by EACH BORROWER in favor of Administrative Agent granting Administrative Agent (for the benefit of Lenders) a security interest in and collaterally assigning to Administrative Agent (for the benefit of Lenders) all of such grantor's tangible and intangible personal property assets (including fixtures), whether now owned or hereafter acquired, and the proceeds and products thereof, as collateral security for the indebtedness and obligations hereunder, together with all necessary financing statements and termination statements (each as filed), stock certificates and powers executed in blank, waivers and consents, and evidence of any other recordations required by applicable law or by Administrative Agent to perfect such security interests in a manner that will be subject only to Permitted Liens.

                           2.1.2.4.  Intellectual  Property Security Agreements.
One or more separate intellectual property security agreements by EACH BORROWER in favor of Administrative Agent (for the benefit of Lenders) encumbering all of such grantor's copyrights, patents, trade names, trademarks, service names, service marks and other intellectual property (including any and all applications and licenses therefor), all as now owned or hereafter acquired, and the proceeds and goodwill thereof, together with all appropriate financing statements and termination statements (each as filed), waivers and consents, and any other documents or recordations required by applicable law or by Lender to perfect such interests.

                           2.1.2.5.  Guaranty.  A guaranty agreement by TALK.COM
INC. in favor of Administrative Agent (for the benefit of enders) absolutely and unconditionally guaranteeing (a) the payment of all indebtedness hereunder and under the other Loan Documents and (b) the performance of all other obligations hereunder and under the other Loan Documents.

                           2.1.2.6.  Insurance.  Current proof of insurance with
an indication of loss payee and additional insured endorsements in favor of Administrative Agent with respect to all of the coverages required under Section
4.8. Such proof of insurance must be indicated pursuant to one or more certificates on (a) an ACORD 27 form (3/93) for property-related insurance coverages and (b) a modified version of an ACORD 25-S form (3/93), in each instance permitting reliance by Administrative Agent and requiring cancellation notification.

                           2.1.2.7. Compliance Certificates.  A certificate from
an Authorized Officer of each Borrower and Guarantor dated as of the Closing Date and certifying as to compliance with the matters described under Section 2.1.1.

                           2.1.2.8.  Opinions  of Counsel.  One or more  written
opinions from legal counsel to Borrowers addressed to Administrative Agent and each Lender and dated as of the Closing Date opining as to such matters as Administrative Agent may reasonably request.

                           2.1.2.9. Authorization Documents. A certificate of an
Authorized Officer of EACH BORROWER and TALK.COM INC. delivering true, accurate and complete versions of (a) its Articles of Incorporation and all amendments thereto, and (b) its Bylaws and all amendments thereto, and (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, and (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (e) a long-form good standing and qualification certificate (issued within 30 calendar days before the Closing Date) with respect to its jurisdiction of organization and each jurisdiction listed on Schedule 3.1 in which it has substantial operations.

                           2.1.2.10. Other Documents.  Administrative Agent must
have  received  any  additional   agreements,   documents  and  certificates  as
Administrative Agent or its counsel may reasonably request.

         2.2. Effectiveness of Line of Credit Facility. The obligation of Administrative Agent and each Line Lender to perform under the Line of Credit Facility is subject to the following additional conditions precedent (unless and except to the extent expressly waived by Administrative Agent in its sole and absolute discretion, but with the concurrence of each Line Lender):

                  2.2.1. Line Effectiveness Notification. Administrative Agent shall have provided Borrowers with written confirmation that the Line of Credit Facility has been syndicated and will become available as set forth in Section
1.2 upon satisfaction by Borrowers or written waiver by Administrative Agent (at the direction of Line Lenders) of the conditions precedent under this Section 2.2.

                  2.2.2. Promissory Notes. Administrative Agent must have received the Line of Credit Notes as described in Section 1.2.4. Each such Note shall be duly executed, and in form and substance satisfactory to Administrative Agent.

                  2.2.3. Additional Warrants. Administrative Agent must have received one or more separate warrant agreements by TALK.COM INC. issuing and granting to Administrative Agent (or its designees the warrants as described in Section 1.7.5, together with all underlying warrant certificates and evidence of necessary actions by TALK.COM INC. to authorize and issue such warrants and related warrant shares. Each such document shall be each duly executed, and in form and substance satisfactory to Administrative Agent.

                  2.2.4. Line of Credit Origination Fee. Borrowers must have paid (or made acceptable arrangements with Administrative Agent to pay) the Line of Credit Origination Fee as described in Section 1.7.3. -----

                  2.2.5. Other Documents. Administrative Agent must have received such additional documents and certificates as Administrative Agent has determined (in its reasonable judgment) are necessary or appropriate to evidence the effectiveness of the Line of Credit Commitment.

         2.3. All Line Advances. The obligation of Administrative Agent to perform and each Line Lender to fund any request for an Advance under the Line of Credit Facility is subject to the following additional conditions precedent (unless and except to the extent expressly waived by Administrative Agent in its sole and absolute discretion, but with the concurrence of each Line Lender):

                  2.3.1.   Advance  Request.   Administrative  Agent  must  have
received an Advance Request under and in accordance with Section 1.4.1.

                  2.3.2.   Compliance.

                           2.3.2.1. Fees and Expenses.  Borrowers must have paid
(or made acceptable arrangements with Administrative Agent to pay) all fees and expenses due and payable hereunder, including all reasonable expenses incurred in connection with or as a result of reviewing and funding such Advance Request.

                           2.3.2.2.    Representations.     Each,    and    all,
representations and warranties contained in the Loan Documents (including those in Article 3) and in each other certificate or other writing delivered to Administrative Agent pursuant hereto or thereto on or prior to the Settlement Date must be true, correct and complete in all material respects on and as of the Settlement Date, except for such deviations disclosed in writing and acceptable to Administrative Agent and each Lender (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                           2.3.2.3. No Default. There must not be any Default or
Event of Default hereunder or any default under any other Loan Document on the Settlement Date, and there must not be any such Default or Event of Default occurring as a result of funding such Advance, except for such defaults disclosed in writing and acceptable to Administrative Agent and each Lender (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                           2.3.2.4. No Material Change. There must not have been
(in Administrative Agent's or any Line Lender's reasonable opinion) any Material Adverse Change between the Closing Date and the Settlement Date.

                   ARTICLE 3: REPRESENTATIONS AND WARRANTIES

         Each Borrower, as of the Closing Date and the Settlement Date for each Advance hereunder, hereby (jointly and severally) represents and warrants as follows:

         3.1.     Organization  and Good  Standing.  Each Borrower and Guarantor
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (b) has all requisite power and authority to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business, except where failure to be duly qualified and in good standing could not have a Material

Adverse Effect. Each state and jurisdiction in which any Borrower or Guarantor is organized or is (or should be) qualified to conduct business under applicable law is listed on Schedule 3.1.

         3.2. Power and Authority. Each Borrower and Guarantor has all requisite power and authority under applicable law and under its Organic Documents, Authorizations and Licenses to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for any Borrower or Guarantor to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

         3.3. Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which any Borrower or Guarantor is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of each Borrower (jointly and severally) and, as applicable, Guarantor enforceable against each such Person in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         3.4. No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene in any material respect any material law, rule, regulation, administrative order or judicial decree (federal, state or local), and (b) will not violate or contravene any provision of the Organic Documents of any Borrower or Guarantor, and (c) will not result in any material breach or violation of (or constitute a material default under) any material agreement or instrument by which any Borrower or Guarantor or any of property of any Borrower or Guarantor may be bound, and (d) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of any Borrower, whether such properties are now owned or hereafter acquired.

         3.5. Title to Assets; Existing Encumbrances; Identification of Intellectual and Real Property.

                  3.5.1. Each Borrower has good and marketable title to all of its owned real and personal property assets and the right to possess and use all of its leased or licensed real and personal property assets. All such property interests are free and clear of any Liens, except for Permitted Liens (as defined in Section 5.5). Each such property and asset owned, leased or licensed by any Borrower is titled, leased or licensed in the current legal name of such Borrower.

                  3.5.2. Intellectual Property -- Schedule 3.5A lists (as of the Closing Date or as of the date of any update to such Schedule) each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by any Borrower, whether or not such intellectual property is recorded with the Copyright Office or the Patent and Trademark Office, together with relevant identifying information with respect to such intellectual property describing (among other things) the date of creation, the method of protection against adverse claims and the registration number.

                  3.5.3. Real Property -- Schedule 3.5B lists (as of the Closing Date or as of the date of any update to such Schedule) each real property interest owned, leased or otherwise used by any Borrower, together with relevant identifying information describing (among other things) the use of each such real property interest, the location and mailing address for each such real property, a legal description for each such real property (if requested by Administrative Agent), an indication of whether such interest is owned or leased (and, if leased, the lessor and record owner thereof), and the estimated value thereof. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under Section 4.8.

                  3.5.4. Schedule 3.5C identifies each legal, operating and trade name that any Borrower has used (or permitted the filing of a UCC financing statement under) at any time during the 5 consecutive calendar years immediately preceding the Closing Date.

         3.6. Capital Structure and Equity Ownership. Schedule 3.6 accurately and completely discloses (as of the Closing Date or as of the date of any update to such Schedule) (a) the number of shares and classes of equity ownership rights and interests of each Borrower authorized and/or outstanding (including warrants, options and other instruments convertible into such equity), and (b) with respect to each Borrower, the ownership thereof. All such shares and interests are validly issued and existing, fully paid and non-assessable.

         3.7. Subsidiaries, Affiliates and Investments. Schedule 3.7 accurately and completely discloses (as of the Closing Date or as of the date of any update to such Schedule) (a) each Subsidiary and Affiliate of each Borrower and Guarantor (other than its officers and directors) and (b) each investment in or loan to any other Person by any Borrower in excess of $2.5 million.

         3.8. Material Contracts. Schedule 3.8 lists (as of the Closing Date or as of the date of any update to such Schedule) each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Exchange Act of 1934, as amended) to which any Borrower is a party, by which any Borrower or the property of any Borrower is bound or to which any Borrower or any such property is subject (collectively, "Material Contracts"). No Borrower has committed any unwaived material breach or default under any Material Contract (whether or not listed on Schedule 3.8), and after due inquiry and investigation, no Borrower has any knowledge or reason to believe that any other party to any such Material Contract (whether or not listed on Schedule 3.8) has or might have committed any unwaived material breach or default thereof.

         3.9. Licenses and Authorizations. Each Borrower possesses all material Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties. Each material Authorization is valid, binding and enforceable on, against and by such Borrower. Each material Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no such Authorization is subject to any proceedings or claims opposing the issuance, continuance, renewal, development or use thereof or contesting the validity or seeking the revocation thereof. Schedule 3.9 accurately and completely lists (as of the Closing Date or as of the date of any update to such Schedule) each material Authorization of each Borrower, together with relevant identifying information describing such Authorizations. For purposes of this Section 3.9, each Authorization issued by the FCC or any State PUC will be deemed to be "material".

         3.10. Taxes and Assessments. Except as disclosed on Schedule 3.10, each Borrower (a) has timely filed all United States Federal income tax returns and all other material tax returns that it is required to file and (b) has paid all taxes due pursuant to any tax returns or pursuant to any assessment received by such Borrower. The charges, accruals and reserves on the books of each Borrower in respect of taxes or other governmental charges are adequate.

         3.11.    Litigation  and  Legal  Proceedings.  Except as  disclosed  on
Schedule 3.11, or as otherwise disclosed to Administrative Agent and Lenders, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or (to the best of each Borrower's knowledge and information after due inquiry) threatened against any Borrower or its properties that, if adversely resolved, could reasonably be expected to have or cause a Material Adverse Effect.

         3.12. Accuracy of Financial Information. All financial statements previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of any one or more Borrowers (a) have been prepared in accordance with GAAP consistently applied, and (b) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby (but, with respect to interim periodic financial statements, subject to normal and customary year end audit adjustments), and (c) disclose all material liabilities (contingent and otherwise) of each Borrower. In addition, all written information previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of any Borrower are true, accurate and complete in all material respects.

         3.13. Accuracy of Other Information. All written information contained in any application, schedule, report, certificate, or any other document furnished to Administrative Agent or any Lender by any Borrower or any other Person (on behalf of any Borrower) in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person (including Borrowers) has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not materially misleading. All written projections furnished to Administrative Agent or any Lender by any Borrower or any other Person on behalf of any Borrower have been prepared with a reasonable basis and in good faith, making use of such information as was available at the date such projection was made.

         3.14. Compliance with Laws Generally. Each Borrower is in compliance in all material respects with all material laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties.

         3.15. ERISA Compliance. Each Borrower is in compliance in all material respects with all applicable provisions of ERISA.

         3.16. Environmental Compliance. Each Borrower has received all permits and filed all notifications necessary under and is otherwise in compliance with the Environmental Control Statutes, except to the extent that such non-compliance (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

         3.17. Margin Rule Compliance. No Borrower owns or has any present intention of acquiring any "Margin Stock" within the meaning of the following Margin Regulations of the FRB: Regulation T at 12 C.F.R. Pt. 220, and Regulation U at 12 --- C.F.R. Pt. 221, and Regulation X at 12 C.F.R. Pt. 224. The credit extended under this Agreement does not constitute --- "Purpose Credit" within the meaning of the FRB's Margin Regulations.

         3.18. Fees and Commissions. Except as disclosed on Schedule 3.18 or as required by Section 1.7, no Borrower owes any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and no Borrower knows of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or the transactions contemplated hereby.

         3.19. Solvency. No Borrower is "insolvent," as such term is defined in Section 101(32) of the Bankruptcy Code (11 U.S.C. ss. 101(32)). No Borrower, by virtue of its obligations and actions in connection with the Loan Documents, has engaged or is engaging in any transaction that constitutes a fraudulent transfer or fraudulent conveyance under applicable federal or state law (including under Section 548 of the Bankruptcy Code or under the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act).

         3.20.    Reserved.

                        ARTICLE 4: AFFIRMATIVE COVENANTS

         Each Borrower (jointly and severally) hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder, each Borrower will comply with the following affirmative covenants:

         4.1 Financial and Operating Covenants and Ratios. As of the end of each fiscal quarter, as and to the extent provided below, Borrowers must satisfy each of the following financial and operating ratios and characteristics, each of which will be determined (as applicable) using GAAP consistently applied, except as otherwise expressly provided:

                  4.1.1 Minimum Revenue by Subscriber Type. Bundled Services Revenue and LD Only Services Revenue for the fiscal quarter then ended of at least the following amounts during the identified periods between the Closing Date and December 31, 2001:

                                       ***

                  4.1.2 Maximum Subscriber Acquisition Costs. Subscriber Acquisition Costs for Bundled Subscribers and for LD Only Subscribers during the fiscal quarter then ended not to exceed the following during the identified periods between the Closing Date and December 31, 2001:

                                       ***

                  4.1.3 Minimum Gross Profit Margin. Prior to the Line Effective Date, a Gross Profit Margin of not less than 36.0% during any two consecutive fiscal quarters beginning with fiscal quarter ending December 31, 2000 and continuing through fiscal quarter ending December 31, 2001, and as of and after the Line Effective Date, a Gross Profit Margin of not less than 37.5% during any two consecutive fiscal quarters beginning with fiscal quarter ending December 31, 2000 and continuing through fiscal quarter ending December 31, 2001.

                  4.1.4 Interest Coverage Ratio. A ratio of TTM-OCF to Interest Expense of not less than the following:

                           a.       2.0-to-1.0,   for  fiscal   quarter   ending
                                    December 31, 2001; and

                           b. 3.0-to-1.0, for each fiscal quarter ending after December 31, 2001.

                  4.1.5 Total Charge Coverage Ratio. A ratio of TTM-OCF to Total Charges of not less than 1.10-to-1.0 for each fiscal quarter as of and after fiscal quarter ending December 31, 2001.

                  4.1.6 Funded Debt-Revenue Leverage Covenant. Funded Debt as of the end of each fiscal quarter after December 31, 2000 of not more than 3.75 times the Average Monthly Revenue during such fiscal quarter.

                  4.1.7 Funded Debt-OCF Leverage Covenant. A ratio of Funded Debt to TTM-OCF during the identified periods after December 31, 2000 of not more than the following:

PRIOR TO the Line Effective Date:











       ---------------------------------- ---------------------------
                QUARTER ENDING                     TTM-OCF
       ---------------------------------- ---------------------------
               December 31, 2001                  6.0-to-1.0
       ---------------------------------- ---------------------------
                March 31, 2002                    5.0-to-1.0
       ---------------------------------- ---------------------------
                 June 30, 2002                    5.0-to-1.0
       ---------------------------------- ---------------------------
              September 30, 2002                  5.0-to-1.0
       ---------------------------------- ---------------------------
               December 31, 2002                  5.0-to-1.0
       ---------------------------------- ---------------------------
              Each Quarter After                  5.0-to-1.0
              December 31, 2002
       ---------------------------------- ---------------------------


AS OF AND AFTER the Line Effective Date:

       ---------------------------------- ---------------------------
                QUARTER ENDING                     TTM-OCF
       ---------------------------------- ---------------------------
               December 31, 2001                  6.0-to-1.0
       ---------------------------------- ---------------------------
                March 31, 2002                    5.0-to-1.0
       ---------------------------------- ---------------------------
                 June 30, 2002                    5.0-to-1.0
       ---------------------------------- ---------------------------
              September 30, 2002                  5.0-to-1.0
       ---------------------------------- ---------------------------
               December 31, 2002                  5.0-to-1.0
       ---------------------------------- ---------------------------
                March 31, 2003                    4.0-to-1.0
       ---------------------------------- ---------------------------
                 June 30, 2003                    4.0-to-1.0
       ---------------------------------- ---------------------------
              September 30, 2003                  4.0-to-1.0
       ---------------------------------- ---------------------------
               December 31, 2003                  4.0-to-1.0
       ---------------------------------- ---------------------------
              Each Quarter After
               December 31, 2003                  3.0-to-1.0
       ---------------------------------- ---------------------------


                  4.1.8 Liquidity Covenant Prior to Line Effective Date. At all times prior to the Line Effective Date, the aggregate outstanding indebtedness of Borrowers under the Loan Documents must be less than 50% of the sum of the following amounts: (i) the aggregate accounts receivable of Borrowers for the provision of telecommunications services to unrelated third party Subscribers that are 60 calendar days or less past the initial due date therefor (including unbilled usage or accounts receivable that are less than 30 days old) and (ii) deposits of immediately available unencumbered funds held in accounts that are legally titled and beneficially owned solely by one or more Borrowers and/or Guarantor and that are encumbered with a first priority lien in favor of Administrative Agent (for the ratable benefit of Lenders) pursuant to a security agreement and a control agreement that are in form and substance acceptable to Administrative Agent (in its commercially reasonable discretion).

         4.2.     Periodic  Financial  Statements and  Compliance  Certificates.

                  4.2.1. Quarterly Financial Statements. As soon as practicable after the end of each fiscal quarter of each fiscal year (other than the fourth fiscal quarter), beginning with the fiscal quarter ending September 30, 2000, and in any event not later than 10 calendar days following the filing thereof with the SEC, Borrowers must prepare and deliver (or cause to be prepared and delivered) to Administrative Agent and each Lender unaudited consolidated balance sheets of TALK.COM INC. and its Subsidiaries (including each Borrower) as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for TALK.COM INC. and its Subsidiaries (including each Borrower) for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (including any required schedules thereto but subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter. Together with the quarterly financial statements, Administrative Agent and each Lender must also receive a certificate executed by the chief financial officer or such other executive officer of Borrowers as is acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition of TALK.COM INC. and its Subsidiaries (including each Borrower) as of the date thereof and for the periods covered thereby, and (b) providing a reconciled calculation demonstrating compliance with each of the financial and operating covenants and ratios under Section 4.1 (using the form attached as Exhibit 4.2), and (c) certifying that as of the date of such certificate there is not any existing Default or Event of Default.

                  4.2.2. Annual Financial Statements. As soon as practicable after the end of each fiscal year, beginning with the fiscal year ending December 31, 2000, and in any event not later than 10 calendar days following the filing thereof with the SEC and not later than 100 calendar days after then end of each fiscal year, Borrowers must prepare and deliver (or cause to be prepared and delivered) to Administrative Agent and each Lender an audited consolidated balance sheet of TALK.COM INC. and its Subsidiaries (including each Borrower) as of the end of such fiscal year and audited consolidated statements of income and cash flows for TALK.COM INC. and its Subsidiaries (including each Borrower) for the fiscal year then ended (including the notes and any required schedules thereto), in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all (a) in reasonable detail, and (b) prepared in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (c) certified by an independent certified public accounting firm of recognized national standing reasonably acceptable to Required Lenders. Together with such annual financial statements, Administrative Agent and each Lender must also receive all related management letters (if any) prepared by such accountants with respect thereto and a report thereon by such accountants (1) that does not restrict reliance thereon by Administrative Agent or Lenders, and (2) that is not qualified as to going concern or scope of audit, and (3) that is to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of TALK.COM INC. and its Subsidiaries (including each Borrower) as of the dates and for the periods indicated.

         4.3.     Other Financial and Specialized Reports.

                  4.3.1. Reserved.

                  4.3.2. SEC Filings, Shareholder Communications and Press Releases. Within 10 Business Days after sending, filing, issuing or receiving, as applicable, any of the following documents by TALK.COM INC. or any Borrower, Borrowers must deliver (or cause to be delivered) a copy of the following to Administrative Agent and each Lender: (a) all financial statements, reports, notices and proxy statements that TALK.COM INC. shall send or make generally available to any class of its shareholders, (b) all regular, periodic and special reports, registration statements and prospectuses (including on Form 8-K, Form 10-K and Form 10-Q, but excluding on Form S-8) that TALK.COM INC. shall file with the SEC and (c) all press releases and other statements made available generally by TALK.COM INC. or any Borrower to the public concerning material developments in the business of TALK.COM INC. or any Borrower.

         4.4.     Reserved.

         4.5. Books and Records; Maintenance of Properties. Each Borrower will keep and maintain satisfactory and adequate books and records of account, which (to the extent applicable) shall be maintained in accordance with GAAP. Each Borrower will also keep, maintain and preserve all of its property and assets in good order and repair (ordinary wear and tear excepted and except to the extent such property has become obsolete and has been replaced).

         4.6. Existence and Good Standing. Each Borrower will preserve and maintain (a) its existence as a corporation under the laws of its jurisdiction of organization (except as and to the extent otherwise expressly permitted under Section 5.8), and (b) its good standing in all jurisdictions where it conducts business (unless the failure to do so could not reasonably be expected to have a Material Adverse Effect), and (c) the validity of all its Authorizations and Licenses required or otherwise appropriate in the conduct of its businesses (unless the failure to do so could not reasonably be expected to have a Material Adverse Effect).

         4.7. Deposit Accounts. Borrowers (a) will maintain commercial deposit accounts only at federally insured depository institutions rated as "well capitalized" by their primary federal regulator and (b) will provide Administrative Agent with written notice of the institution's name and location and the account name and number with respect to each such account within 20 calendar days after opening or acquiring any such account. The institution's name and location and the account name and number for each such account in existence as of the Closing Date (or as of the date of any update to such Schedule) are listed on Schedule 4.7.

         4.8.     Insurance; Disaster Contingency.

                  4.8.1. General Insurance Provisions. Each Borrower will maintain with financial sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types, in such amounts and with such deductibles, as is customarily maintained by companies in the same or similar businesses similarly situated. If any Borrower fails or refuses to obtain or maintain any such insurance coverage after being requested to do so in writing, then Administrative Agent (at its election) may (but is not obligated to) obtain and maintain such insurance coverage on behalf of such Borrower, and the premiums and other costs thereof (a) will be included in the indebtedness hereunder secured by the Collateral and (b) will be due and payable by such Borrower to Administrative Agent immediately upon demand. Each such policy for liability insurance must name Administrative Agent (for the benefit of Lenders) as loss payee, and each such other policy for insurance must name Administrative Agent (for the benefit of Lenders) as loss payee and as additional insured. Each such policy must also require the insurer to furnish Administrative Agent with written notice at least 10 calendar days prior to any termination, cancellation or lapse of coverage and must provide Administrative Agent with the right (but not the obligation) to cure any non-payment of premium. Upon Administrative Agent's request, each Borrower (from time to time) will furnish Administrative Agent with proof of such insurance (in form and substance acceptable to Administrative Agent) and a copy of the related policy.

                  4.8.2. Disaster Recovery and Contingency Program. Each Borrower will maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses each Borrower's plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such Borrower's primary computer systems, information databases, software applications, business records and operations facility and/or such Borrower's switch sites. Such contingency plan at all times must be in form and substance reasonably acceptable to Administrative Agent. Upon request, each Borrower will provide Administrative Agent with a current copy of such plan.

         4.9. Loan Purpose. Borrowers will use the proceeds of each Advance hereunder exclusively as set forth in Sections 1.1.3 and 1.2.3.

         4.10. Taxes. Each Borrower will pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, unless (a) the same are then being contested in good faith by appropriate proceedings diligently prosecuted, and (b) adequate reserves therefor acceptable to Administrative Agent have been established, and
(c) Administrative Agent has been notified thereof in writing, and (d) the consequences of such non-payment could not reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, this Section 4.10 does not apply with respect to franchise taxes and other fees and charges associated with qualification by a Borrower in a state where such Borrower is not operating so long as such failure to pay such fees or charges (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

         4.11.    Reserved.

         4.12. Litigation and Administrative Proceedings. Each Borrower will notify Administrative Agent in writing within 30 calendar days after becoming aware of the institution or commencement of any litigation, legal or administrative proceeding, or labor controversy (a) with a purported amount in controversy in excess of $2.5 million, or (b) that could otherwise reasonably be expected to have or cause a Material Adverse Effect.

         4.13. Monitoring Compliance; Occurrence of Certain Events. Each Borrower at all times will maintain (and comply with) commercially reasonable procedures and systems designed to monitor compliance and to detect instances of non-compliance with the Loan Documents. Each Borrower will notify Administrative Agent in writing within 10 Business Days after becoming aware of (a) the occurrence of any Default or Event of Default hereunder, or (b) the occurrence of any Default or Event of Default under any other Loan Document, or (c) the happening of any event or the assertion or threat of any claim that could reasonably be expected to have or cause a Material Adverse Effect.

         4.14. Compliance with Laws. Each Borrower will comply in all material respects (a) with all material laws, rules, regulations and orders (federal, state, local and otherwise) applicable to its business, and (b) with the provisions and requirements of all Authorizations. Each Borrower will promptly notify Administrative Agent of such Borrower's receipt of any notice from any governmental authority or other Person asserting any actual or alleged failure by such Borrower to so comply with any such laws, rules, regulations, orders or Authorizations or setting forth circumstances that, if adversely determined, would be reasonably likely to have a Material Adverse Effect. Such "material" laws, rules, regulations and orders shall include, as applicable, (i) the Federal Communications Act and each State Communications Act and the rules, regulations, policies, procedures and orders of the FCC and each such State PUC, and (ii) the Environmental Control Statutes, and (iii) ERISA.

         4.15.    Further Actions.

                  4.15.1. Additional Collateral. Each Borrower will execute, deliver and record (or, as appropriate, cause the execution, delivery and recordation) at any time upon Administrative Agent's reasonable request and in form and substance reasonably satisfactory to Administrative Agent, any of the following instruments in favor of Administrative Agent as additional Collateral hereunder: (a) mortgages, deeds of trust and/or assignments on or of any real or personal property owned, leased or licensed by it, and (b) certificates of title encumbrances against any of its titled vehicles, and (c) any other like assignments or agreements specifically covering any of its properties or assets (including assignments of any patents, trademarks, copyrights, databases, trade secrets and other forms of intellectual property and deposit account control agreements), and (d) any financing or continuation statements requested by Administrative Agent. In addition, without limiting the generality of the foregoing, BUT ONLY to the extent that any such grant of additional collateral (in Borrowers' reasonable judgment) would not require the consent or approval of AoL, then Borrowers (at any time upon the request of Administrative Agent) will use commercially reasonable efforts to cause TALK.COM INC. to grant an all-asset lien in favor of Administrative Agent (for the benefit of Lenders) as collateral support for the Guaranty by TALK.COM INC.

                  4.15.2. Further Assurances. From time to time, each Borrower will execute and deliver (or will cause to be executed and delivered) such supplements, amendments, modifications to and/or replacements of the Loan Documents and such further instruments as may be reasonably required to effectuate the intention of the parties to (or to otherwise facilitate the performance of) the Loan Documents.

                  4.15.3. Estoppel Certificates. Upon Administrative Agent's request, each Borrower will execute, acknowledge and deliver (or, as appropriate, cause the execution, acknowledgment and delivery) to such Persons as Administrative Agent may reasonably request a statement in writing certifying as follows (to the best of its knowledge, after diligent inquiry): (a) that the Loan Documents (as amended, if applicable) are unmodified and in full force and effect, and (b) that the payments under the Loan Documents required to be paid by Borrowers have been paid, and (c) the then unpaid principal balance of Facilities hereunder, and (d) whether or not any Default is then occurring under any of the Loan Documents and, if so, specifying each such Default of which the signer may have knowledge, and (e) whether or not any Borrower is then entitled to assert any claims, defenses or causes of action that would impose any liability upon Administrative Agent or any Lender or that would otherwise challenge the enforceability any Loan Document or any provision thereof (including, the existence of any so-called "Lender Liability" claims or defenses). Unless such Borrower otherwise consents (which consent will not be unreasonably withheld, delayed or conditioned), Administrative Agent must give such Borrower at least ten (10) Business Days to complete and deliver any such certificate. Each Borrower understands and agrees that any such certificate delivered pursuant to this Section may be relied upon by Administrative Agent, each Lender, and, if different, by the recipient thereof.

                  4.15.4. Waivers and Consents. At any time upon Administrative Agent's request, each Borrower will use its commercially reasonable efforts to obtain and deliver (in form and substance reasonably satisfactory to Administrative Agent) a waiver or consent to the assignment to Administrative Agent of any contract, lease, Authorization or other agreement to which it is a party.

                  4.15.5. Access and Audits. Administrative Agent and each Lender (from time to time at its discretion) may conduct audits of the Collateral and of the performance and operations of any Borrower. Each Borrower (upon Administrative Agent's request from time to time) will use its commercially reasonable efforts to provide Administrative Agent and each Lender (and their representatives and agents) with reasonable access, during normal business hours, to such Borrower's management personnel, books and records, property and operations (including its financial records), whether such property, books and records are in the possession of such Borrower or are in the possession of a third party (including the possession of such Borrower's Affiliates, accountants and legal counsel), provided however that such efforts to provide access under this Section shall not require any Borrower to waive any legal privilege available to such Borrower with respect to such information. In connection with any such audit, Administrative Agent and each Lender may also make notes and copies of (and extracts from) relevant records.

                  4.15.6. Updating of Loan Document Schedules. From time to time upon the written request of Administrative Agent (which request shall not be made more frequently than once every 12 months unless an Event of Default exists), Borrowers will prepare and deliver to Administrative Agent (with 15 Business Days of any such request) an updated version of the Schedules to the Loan Documents.

         4.16. Costs and Expenses. Borrowers will pay or reimburse Administrative Agent and each Lender for all reasonable fees and costs (including all reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of in-house counsel and documentation personnel) that Administrative Agent or any Lender from time to time may pay or incur in connection with (a) the preparation, negotiation and review of the Loan Documents, any waivers, consents and amendments in connection herewith or therewith and all other documentation related hereto or thereto, and (b) the funding of the indebtedness or any Advance hereunder, and (c) the initial and continuing perfection or protection of Administrative Agent's or any Lender's interest in any of the Collateral, and (d) the collection or enforcement of any of the Loan Documents, and (e) the periodic examination and auditing of the Collateral and the books, records and operations of Borrowers (but only in connection with one such audit during any calendar year unless a Default or Event of Default has occurred and is continuing), and (f) Administrative Agent's release of its interests in the Collateral in accordance with the terms of the Loan Documents. Borrowers will pay any and all recordation taxes or other fees due upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and will provide Administrative Agent with a copy of any receipt or other evidence reflecting such payments. All obligations provided for in this Section shall survive the termination of this Agreement and/or the repayment of indebtedness hereunder.

         4.17.    Other Information.  Each Borrower will provide  Administrative
Agent with any other documents and information (financial or otherwise) reasonably requested by Administrative Agent or its counsel from time to time.

         4.18.    Reserved.

         4.19.    Post-Closing Items.

                  a. Estoppels and Consents. Within 60 calendar days after the Closing Date, Borrowers will use commercially reasonable efforts to obtain and deliver to Administrative Agent such estoppel and consent agreements in favor of Administrative Agent (for the benefit of Lenders), in form and substance acceptable to Administrative Agent (in its commercially reasonable discretion) relating to the real property leases listed on Schedule 3.5B (other than the lease of parking spaces located in Pinellas County, Florida). Notwithstanding the foregoing, so long as Borrowers satisfy the "commercially reasonable" standard set forth above, then failure of any Borrower to obtain any such estoppel and consent shall not constitute a Default hereunder.

                  b. Mortgages and Title Insurance Policies. Within 30 calendar days after the Closing Date, Borrowers will provide Administrative Agent with legal descriptions for and will execute, file and deliver to Administrative Agent (in such form as Administrative Agent may request in its commercially reasonable discretion) one or more deeds of trust, mortgages and/or fixture filings encumbering in favor of Administrative Agent (for the benefit of Lenders), together with an acceptable lender's title policy, with respect to the real estate owned by any Borrower.

                  c. Merrill Lynch Control Agreement. Within 30 calendar days after the Closing Date, Borrowers will deliver to Administrative Agent one or more executed control agreements with respect to each investment account that Borrowers have at Merrill Lynch.

                  d. Dissolution of Inactive Subsidiaries Access One of Virginia, Talk.com Texas and Talk.com New Hampshire. Within 90 calendar days after the Closing Date, Borrowers either will dissolve or merge into another Borrower (and provide Administrative Agent with evidence thereof) the following three entities: (a) Access One Communications of Virginia, Inc. and (b) Talk.com, Inc., a Texas corporation and (c) Talk.com Holding Corp., a New Hampshire corporation.

                         ARTICLE 5: NEGATIVE COVENANTS

         Each Borrower (jointly and severally) hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder, each Borrower will comply with the following negative covenants (unless Required Lenders through Administrative Agent otherwise consent in writing, which consent will not be unreasonably withheld, delayed or conditioned while no Default is occurring):

         5.1. Capital Expenditures. As of and after January 1, 2001, Borrowers (on a consolidated basis) will not incur Capital Expenditures in any fiscal year in excess of $30 million. Notwithstanding the foregoing, no Borrower may make any such Capital Expenditure to acquire all or any substantial portion of the assets or equity of another business enterprise (unless explicitly permitted by Section 5.7).

         5.2. Additional Indebtedness. No Borrower will borrow any monies or create, incur, assume or permit to exist any additional indebtedness, obligations or liabilities (including monetary obligations evidenced by a promissory note and monetary obligations under non-compete and consulting arrangements) except as follows (collectively, the "Permitted Indebtedness"):

                  a. Indebtedness under the Loan Documents in favor of Lenders; and

                  b. Trade indebtedness, if and to the extent (i) such indebtedness is incurred in the normal and ordinary course of business for value received and (ii) such indebtedness (to the extent it exceeds $5 million to any single vendor or $15 million in the aggregate among all such vendors) is paid on a current basis or is less than 60 calendar days past the due date therefor (other than with respect to any such indebtedness that is then being diligently disputed by Borrowers in good faith or with respect to any such indebtedness in favor of a vendor with whom Borrowers have a good faith dispute, claim or counterclaim regarding service or performance under a contract); and

                  c. Indebtedness and obligations incurred TO PURCHASE FIXED OR CAPITAL ASSETS, consistent with the restrictions in Section 5.1 and Section 5.5, provided, however, that (1) the aggregate amount of such asset acquisition indebtedness outstanding at any time (together with the aggregate amount of Capital Lease indebtedness outstanding under Subsection 5.2.d) may not exceed *** , and (2) such indebtedness must be immediately included in the calculation of Funded Debt, and (3) such fixed or capital assets being purchased may not constitute (a) customized application software or systems integration software, or (b) equity interests in or substantially all of the assets of another enterprise other than Permitted Investments, or (c) any other asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; and

                  d. Indebtedness and obligations incurred UNDER CAPITAL LEASES, consistent with the restrictions in Section 5.1 and Section 5.5, provided, however, that (1) the aggregate amount of such Capital Lease indebtedness outstanding at any time (together with the aggregate amount of asset acquisition indebtedness outstanding under Subsection 5.2.c) may not exceed *** , and (2) such indebtedness must be immediately included in the calculation of Funded Debt, and (3) such fixed or capital assets being leased may not constitute (a) customized application software or systems integration software, or (b) any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; and

                  e. Indebtedness in favor of another Borrower if and to the extent permitted under Section 5.7; and

                  f. Subordinated Indebtedness if and to the extent permitted under Section 5.11; and

                  g. Loans and advances by any Borrower to any other Borrower so long as each such loan or advance (1) is unsecured, and (2) is subordinated in right and time of payment to the Obligations, and (3) is evidenced by a promissory note (in form and substance reasonably satisfactory to Administrative Agent) that is endorsed in blank and delivered to Administrative Agent as additional Collateral under the Loan Documents; and

                  h. Other unsecured Indebtedness incurred with unrelated third parties in the aggregate outstanding at any time not to exceed $2.5 million; and

                  i. Unsecured severance obligations (that were approved by such Borrower's board of directors) to former officers and employees; and

                  j. Any renewals, extensions, modifications and replacements of the Indebtedness permitted under this Section that do not increase the principal amount thereof and that otherwise comply with any stated conditions applicable thereto under this Section; and

                  k. Such indebtedness listed on Schedule 5.2 with the prior written consent of Lenders through Administrative Agent (which consent will not be unreasonably withheld while no Default is occurring). Unless Lenders through Administrative Agent otherwise expressly consent in writing (or unless otherwise specified on Schedule 5.2), all indebtedness listed on Schedule 5.2 must be included in the calculation of Funded Debt.

         5.3. Guaranties. No Borrower will guarantee, assume or otherwise be or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, except as follows (collectively, the "Permitted Guaranties"): (a) in favor of Lenders or
Administrative Agent, or (b) to endorse checks, drafts and negotiable instruments for collection in the ordinary course of business, or (c) in favor of another Borrower (so long as such obligation or liability is subordinate to the Obligations in favor of Lenders under the Loan Documents and is reflected on the books and records of such Borrowers), or (d) as listed on Schedule 5.3 with the consent of Lenders, or (e) to the extent that Lenders through Administrative Agent otherwise consent in writing.

         5.4. Reserved. [COMMENT: PRIOR TEXT OF SECTION 5.4 INCORPORATED INTO SECTION 5.7.]

         5.5. Liens and Encumbrances; Negative Pledge. No Borrower will create, permit or suffer the creation or existence of any Liens on any of its property or assets (real or personal, tangible or intangible), except as follows (collectively, the "Permitted Liens"):

                  a. Liens in favor of Administrative Agent as security for the Obligations under the Loan Documents; and

                  b. Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets as permitted under Section 5.2.c or Section 5.2.d, provided, that (1) such Liens secure only the indebtedness and obligations created thereunder (but not any related monetary obligations under non-compete and consulting arrangements) and are limited to the assets purchased or leased pursuant thereto, and (2) such fixed or capital assets do not constitute (a) customized application software or systems integration software, or (b) equity interests in or substantially all of the assets of another enterprise, or (c) any other asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; and

                  c. Liens for taxes, assessments or other governmental charges (federal, state or local) that are not yet delinquent or that are then being currently contested in good faith by appropriate proceedings diligently prosecuted, provided, however, that (1) the existence of such Liens and challenge of such charges must have been fully disclosed to Administrative Agent, and (2) adequate reserves therefor in accordance with GAAP must have been established, and (3) such Liens (in Administrative Agent's reasonable opinion) could not reasonably be expected to have or cause a Material Adverse Effect; and

                  d. Liens or deposits in the ordinary course of business to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; and

                  e. Deposits to secure performance or payment bonds, bids, tenders, franchises or public and statutory obligations required in the ordinary course of business; and

                  f. Deposits to secure surety, appeal or custom bonds required in the ordinary course of business; and

                  g. Possessory liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not more than 30 calendar days past due or for sums being currently contested in good faith by appropriate proceedings diligently prosecuted, provided, however, that (1) the existence of such Liens and challenge of such sums allegedly due must have been fully disclosed to Administrative Agent, and (2) adequate reserves therefor in accordance with GAAP must have been established, and (3) such Liens (in Administrative Agent's reasonable opinion) could not reasonably be expected to have or cause a Material Adverse Effect; and

                  h. Easements, rights-of-way, restrictions and other similar encumbrances on real property of a Borrower that, independently and in the aggregate, do not materially interfere with the occupation, use or enjoyment by such Borrower of the property or assets encumbered thereby in the normal course of business; and

                  i. Attachment and/or judgment Liens (i) that are being contested in good faith by appropriate proceedings diligently prosecuted, and
(ii) for which adequate reserves (if any) have been established in accordance with GAAP, and (iii) that (in Administrative Agent's reasonable opinion) could not reasonably be expected to have a Material Adverse Effect; and

                  j. Liens arising from the filing (for notice purposes only) of financing statements in respect of true leases to the extent such leases are permitted under Section 5.2; and

                  k. Liens securing renewals, extensions, modifications and replacements of any Indebtedness secured by a Lien permitted under this Section so long as (i) such Indebtedness is not increased, (ii) such renewal, extension, modification or replacement is not secured by any additional assets, and (iii) such Lien otherwise complies with any stated conditions applicable thereto under this Section; and

                  l. Liens listed on Schedule 5.5 with the consent of Required Lenders through Administrative Agent (which consent will not be unreasonably withheld, delayed or conditioned while no Default is occurring).

No Borrower will similarly covenant to or in favor of any other Person that it will not create, permit or suffer the creation or existence of any Liens on any of its property or assets. In addition, no Borrower will purchase or otherwise acquire any additional assets (including any leasehold interest therefor) unless Administrative Agent's interest in such property either (a) is already covered and perfected pursuant to an existing and effective UCC-1 financing statement, fixture filing, mortgage and/or leasehold mortgage (as appropriate) in favor of Administrative Agent or (b) except as provided in Clause "(c)" below, otherwise becomes properly perfected within 5 calendar days after any such acquisition by such Borrower's filing (at its expense) all necessary UCC-1 financing statements, fixture filings, mortgages and/or leasehold mortgages (as appropriate, and in form and substance reasonably acceptable to Administrative Agent) or (c) with such additional assets or group of related additional assets that do not have a cost or a fair market value in excess of $250,000, otherwise becomes properly perfected within 15 calendar days after any executive officer (including the general counsel) of a Borrower becomes aware that such acquisition necessitates additional filings in order for the interest of Administrative Agent in such assets to be perfected. Moreover, no Borrower will establish or maintain any "securities account" with any "securities intermediary" (as such terms are defined in Article 8 of the UCC) except as permitted under Section 5.7.

         5.6. Transfer of Assets. No Borrower will sell, lease, license on an exclusive basis, transfer or otherwise dispose of all or substantially all of its assets. In addition, no Borrower will sell, lease, license on an exclusive basis (without retaining such Borrower's and its assigns' absolute right to use on a royalty-free basis), transfer or otherwise dispose of ANY of its assets other than as follows (collectively, the "Permitted Transfers"): (a) Assets with a fair market value of $10 million or less pursuant to a transaction with an unrelated third party in the normal and ordinary course of business for value received and otherwise in accordance with the terms hereof (including Sections 1.1.6.5.c and 1.2.6.5.c), and (b) assets sold or transferred to another Borrower, and (c) to the extent that Lenders through Administrative Agent otherwise consent in writing (which consent may be conditioned upon compliance with Sections 1.1.6.5.c and 1.2.6.5.c).

         5.7. Acquisitions and Investments. No Borrower will purchase or otherwise acquire (including by way of share exchange) any part or amount of the equity ownership, assets, evidences of indebtedness or other obligations, securities or interests of any other Person. Notwithstanding the foregoing, Borrowers may acquire or invest in the following (collectively, the "Permitted Investments"):

                  a. "Cash Equivalents", which term shall be defined to mean (i) any direct obligation of or obligation unconditionally guaranteed by the United States of America or any State thereof (or any agency, political subdivision or instrumentality thereof, to the extent backed by the full faith and credit of the United States of America or any State thereof) maturing not more than 1 year from the date of acquisition; AND/OR (ii) commercial paper maturing not more than 270 days from the date of issuance, which is issued by either (a) any Person organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 or higher by Standard & Poor's Rating Services or P-1 or higher by Moody's Investors Service, Inc. as of the date of issuance, or (b) any Lender (or its holding company); AND/OR (iii) time deposits, bankers acceptances and certificates of deposit, maturing not more than 1 year from the date of issuance, which is issued by either (a) a bank or trust company organized under the laws of the United States of America or any State thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of A or higher, a credit rating of A or higher from Standard & Poor's Rating Services or a credit rating of A-2 or higher by Moody's Investors Service, Inc., or (b) any Lender; AND/OR (iv) repurchase obligations or agreements having a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause (i) above entered into with any Lender or any bank or trust company meeting the qualifications specified in clause (iii)(a) above; AND/OR (v) money market funds at least 90% of the assets of which are continuously invested in securities of the type described in clauses (i),
(ii), (iii) and (iv) above; and

                  b. Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

                  c. Investments by way of contributions to capital or purchases of capital stock by any Borrower in any other wholly-owned Subsidiary of such Borrower that is (or immediately after giving effect to such investment will be) a Borrower; provided that such Borrower complies with the provisions of Sections
4.15 and 5.8; and

                  d. Investments consisting of (i) accounts receivable arising in the ordinary course of a Borrower's business or (ii) deposits and prepayments made by a Borrower to its vendors and other suppliers in the ordinary course of such Borrower's business in connection with the purchase price or acquisition of goods, inventory, supplies, materials, equipment, licenses or leases of intellectual property, and other assets or services; and

                  e. Investments consisting of (i) loans and advances of cash to employees of a Borrower for reasonable travel, relocation and business expenses in the ordinary course of such Borrower's business not exceeding $2 million in the aggregate outstanding at any time, and (ii) advances to employees of a Borrower secured by shares of capital stock of TALK.COM INC. or options to purchase capital stock of TALK.COM INC. not exceeding $1 million in the aggregate outstanding at any time, and (iii) extensions of trade credit by a Borrower in the ordinary course of such Borrower's business, and (iv) prepaid expenses by a Borrower incurred in the ordinary course of such Borrower's business; and

                  f. Investments consisting of intercompany indebtedness among Borrowers as and to the extent permitted under Section 5.2.g; and

                  g. Investments consisting of loans and advances by a Borrower to its Partitions in the ordinary course of such Borrower's business secured by the assets of such Partitions, evidenced by one or more written assignable instruments with such Partitions, and not exceeding *** in the aggregate outstanding at any time ***; and ; and

                  h. Investments consisting of noncash consideration received by a Borrower in connection with any disposition permitted under Section 5.6; and

                  i. "Permitted Acquisitions", which term shall be defined to mean acquisitions of other Persons or entities provided that (a) no Default or Event of Default exists at the time of such acquisition or would be caused thereby on a pro forma basis, and (b) Administrative Agent is provided with prior written notice of such acquisitions at least 15 calendar days prior to the occurrence thereof (and is concurrently therewith or immediately thereafter provided with a list of assets to be acquired, a copy of the draft acquisition documents, a copy of current financial statements on the target and any other information and materials that Administrative Agent may reasonably request), and
(c) all assets and equity acquired in connection with such acquisitions are pledged and/or encumbered in favor of Administrative Agent with a first lien priority, and (d) the total consideration for such acquisition to be paid by Borrowers (inclusive of assumed liabilities, but exclusive of stock of TALK.COM INC. issued in connection therewith) does not exceed $25 million in any 12 consecutive month period; and

                  j. Investments listed on Schedule 5.7 with the consent of Required Lenders through Administrative Agent (which consent will not be unreasonably withheld, delayed or conditioned while no Default is occurring).

No Borrower will establish or maintain any "securities account" with any "securities intermediary" (as such terms are defined in Article 8 of the UCC), unless a control agreement acceptable in form and substance to Administrative Agent is first executed by such "securities intermediary" securing Administrative Agent's first priority interest and rights in and to all "financial assets" and "security entitlements" associated with such "securities account."

         5.8. New Ventures; Mergers. No Borrower will (a) enter into any new business activities or ventures not related either to the current businesses of a Borrower or to the provision or marketing of other telecommunications services, or (b) merge or consolidate with or into any other corporation, partnership, limited liability company or other organization (unless such Borrower or another Borrower is the survivor, Administrative Agent is provided notice thereof at least 10 Business Days prior thereto, and such transaction will not cause a Default or Event of Default), or (c) create or acquire (or cause or permit the creation or acquisition of) any Subsidiary or Affiliate (except the hiring of officers and directors). Notwithstanding the foregoing, any Borrower may create or acquire (or cause or permit the creation or acquisition of) one or more wholly-owned Subsidiaries provided that (1) each such Subsidiary (at Required Lenders' sole discretion) becomes a "Borrower," a "Guarantor" and/or an "Obligor" under the Loan Documents, and (2) a first priority security interest in and pledge of 100% of the assets and equity of each such Subsidiary is perfected in favor of Administrative Agent as additional Collateral under the Loan Documents.

         5.9. Transactions with Affiliates. No Borrower will enter into any transaction or agreement with any Subsidiary, Affiliate or other related enterprise except as follows: (a) reasonable and customary compensation arrangements in the ordinary course of business with its officers and directors, and (b) indebtedness among Borrowers (if any) to the extent permitted by Section 5.2, and (c) guaranties (if any) to the extent permitted by Section 5.3, and (d) employee loans (if any) to the extent permitted under Section 5.7, and (e) reasonable and customary asset transfers among Borrowers (if any) to the extent permitted under Section 5.6, and (f) dividends and distributions (if any) to the extent permitted by Section 5.10, and (g) transactions in the ordinary course of business between Borrowers.

         5.10. Distributions or Dividends. No Borrower will declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of its equity interests (including warrants therefor) or as a dividend, return of capital or other payment or distribution of any kind to any holder of any such equity interest. Notwithstanding the foregoing, (a) a Borrower may pay lawful dividends to a holder of its equity who is also a Borrower, and (b) a Borrower may pay lawful dividends to TALK.COM INC. so long as (i) TALK.COM INC. is the legal and beneficial owner of shares of capital stock of such Borrower, and
(ii) no Default then exists under the Loan Documents or would otherwise be caused by the payment of such dividend (including, any Default under the Guaranty by TALK.COM INC. and/or any Default under Section 4.1 on a pro forma basis after deducting such proposed dividend from OCF).

         5.11. Payment of Subordinated Indebtedness. No Borrower will incur or make any payments on Subordinated Indebtedness except as permitted by a separate intercreditor or subordination agreement executed between such other creditor and Administrative Agent. Notwithstanding the foregoing, if any Subordinated Indebtedness is subsequently authorized by Lenders and if any Default occurs under the Loan Documents, then no Borrower will make any further payments in connection with its Subordinated Indebtedness unless and until such Default has been waived or cured to the satisfaction of Administrative Agent and Lenders.

         5.12.    Reserved.

         5.13. Issuance of Additional Equity. No Borrower will permit the issuance, reissuance, conversion or exercise of any equity interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interest. Notwithstanding the foregoing, a Borrower may issue additional equity interests provided that: (a) such Borrower has provided written notice thereof to Administrative Agent at least 15 Business Days prior to such issuance (which notice must at least describe the type and amount of equity interests being purchased, the consideration to be received by such Borrower in exchange for such issuance, and the identity of the purchaser), and
(b) such equity interests (other than equity interests owned by TALK.COM that are pledged to AOL or are restricted by the AoL Investment Agreements between TALK.COM and AOL) are pledged to Administrative Agent (with a first lien priority) as additional Collateral hereunder at the time of issuance thereof using documentation that is in form and substance reasonably acceptable to Administrative Agent, and (c) no Default or Event of Default then exists under the Loan Documents or would otherwise result from the issuance of such equity interest (including a Default under the change in control restrictions set forth in Section 7.1.8).

         5.14. Removal of Assets. No Borrower will remove or permit the removal of any asset or group of assets (with a collective fair market value exceeding $250,000) to a jurisdiction or a county in which no financing statement on Form UCC-1 has been filed naming Administrative Agent as "secured party" with respect to such assets. Notwithstanding the foregoing, a Borrower may remove the following types of assets under the following conditions: (a) temporary removal of equipment for repair or replacement provided that (to the extent that the fair market value of such equipment in the aggregate exceeds $1 million) Administrative Agent has received prior written notice thereof indicating the type of equipment, its approximate fair market value, the destination location and an estimate of the length of time that such equipment will be removed from the relevant jurisdiction, and (b) booths, displays, marketing materials and related accompanying equipment of a Borrower being used temporarily in connection with marketing such Borrower's business at trade shows or otherwise (provided that the aggregate fair market value thereof does not exceed $500,00), and (c) portable computers and related accompanying equipment being used by the officers, employees and independent representatives of a Borrower in connection with accomplishing such Borrower's business activities at home offices or otherwise (provided that the aggregate fair market value thereof does not exceed $500,000). Moreover, no Borrower will move the location of its chief executive office (or change its official mailing address) without providing Administrative Agent with written notice thereof at least 15 Business Days prior thereto.

         5.15. Modifications to Organic Documents. No Borrower will (a) amend or otherwise modify any of its Organic Documents unless such amendment or modification could not reasonably be expected to have or cause a Material Adverse Effect and such Borrower provides Administrative Agent with written notice thereof at least 15 Business Days prior thereto, or (b) change its official name, its operating names or the names under which it executes contracts and conducts business unless such Borrower provides Administrative Agent with written notice thereof at least 15 Business Days prior thereto.

         5.16. Terms of and Modifications to Material Relationships. Each Borrower will use commercially reasonable efforts to ensure that no Material Contract entered into by any Borrower after the Closing Date (including the renewal or extension of any Material Contract existing as of the Closing Date, other than the AoL Investment Agreements) will restrict any Borrower's ability to collaterally assign or encumber such contract in favor of Administrative Agent.

         5.17. Margin Stock Restrictions; Other Federal Statutes. No Borrower will use any of the proceeds hereunder, directly or indirectly, to purchase or carry, or to reduce or retire any indebtedness that was originally incurred to purchase or carry, any Margin Stock or for any other purpose that might constitute the transactions contemplated hereby as a "Purpose Credit" within the meaning of the FRB's Margin Regulations. In addition, no Borrower will engage as its principal business in the extension of credit for purchasing or carrying Margin Stock. No Borrower will cause or permit any Loan Document to violate any other regulation of the FRB or the SEC or any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 or the Small Business Investment Act of 1958, each as amended, or any rules or regulations promulgated under any of such statutes.

             ARTICLE 6: ADDITIONAL COLLATERAL AND RIGHT OF SET OFF

         6.1. Additional Collateral. As additional collateral for the payment of any and all Obligations of each Borrower to Administrative Agent or any Lender (whether matured or unmatured, and whether now existing or hereafter incurred or created hereunder or otherwise), each Borrower hereby grants Administrative Agent and each Lender a security interest in and a lien upon all funds, balances and other property of any kind of such Borrower, or in which such Borrower has any interest (limited to the interest of such Borrower therein), now or hereafter in the possession, custody or control of Administrative Agent or such Lender or any Affiliate of Administrative Agent or such Lender.

         6.2. Right of Set-Off. Administrative Agent and each Lender are hereby authorized at any time and from time to time during the existence of an Event of Default hereunder (unless expressly prohibited by applicable law) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other indebtedness at any time held or owing by Administrative Agent or any Lender (or any of their Affiliates) to or for the credit or the account of any Borrower against any and all of the indebtedness and monetary obligations of any Borrower now or hereafter existing under the Loan Documents or any other evidence of indebtedness originated, acquired or otherwise held by Administrative Agent or any Lender, irrespective of whether Administrative Agent or such Lender shall have made any demand under the Loan Documents or other indebtedness and although such obligations may be unmatured. Administrative Agent or such Lender agrees to notify Borrowers within a commercially reasonable time after any such set-off and application made by Administrative Agent or such Lender; provided, however, that the failure to give such notice shall not in any way affect the validity of such set-off and application.

         6.3. Additional Rights. The rights of Administrative Agent and each Lender under this Article 6 are in addition to the other rights and remedies (including other rights of set-off) that Administrative Agent and Lenders may have by contract, at law, or otherwise.

                        ARTICLE 7: DEFAULT AND REMEDIES

         7.1. Events of Default. Each of the following events separately constitutes an independent Event of Default hereunder:

                  7.1.1. Payment Obligations. If any payment of principal, interest, fees, expenses, indemnities or other sums payable to Administrative Agent or any Lender under any Loan Document (including under any Note) is not received by Administrative Agent in immediately available funds on the date such payment is due and payable and such failure to receive payment in immediately available funds continues for a period of five (5) Business Days after the due date therefor.

                  7.1.2. Representations and Warranties. If any representation, warranty or other statement made in any Loan Document, or in any written report, schedule, exhibit, certificate, agreement, or other document given by or on behalf of any Borrower or any other Obligor (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect.

                  7.1.3. Financial Covenants. If Borrowers default in or fail to observe at any time any of the covenants set forth in Section 4.1.

                  7.1.4. Other Covenants in Loan Documents. If any Borrower or any other Obligor defaults in the full and timely performance when due of any other covenant or agreement contained in any Loan Document (or in any other document or agreement now or hereafter executed or delivered in connection herewith), and (other than with respect to Section 4.19) such default remains uncured for a period of ten (10) Business Days after the earlier of the date that Administrative Agent or any Lender notifies any Borrower thereof or the date that any Borrower otherwise acquires knowledge thereof. Notwithstanding the foregoing, if such covenant Default is not reasonably subject to cure within such 10 Business Day period, then such Default will not constitute an Event of Default under this Section 7.1.4 if and so long as (a) Administrative Agent was notified of the occurrence of such Default in writing within such 10 Business Day period, and (b) Borrowers (or such other Obligor) commenced cure within such 10 Business Day period, and (c) Borrowers (or such other Obligor)


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

continue to diligently pursue cure thereafter, and (d) such Default is ultimately cured to Administrative Agent's satisfaction (or waived by Administrative Agent in writing in accordance with Section 10.3) within a reasonable period of time after such 10 Business Day period (but in any event within 60 calendar days after the occurrence of such Default).

                  7.1.5. Default Under Other Agreements with Administrative Agent or Lenders. If any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any other credit agreement, security agreement, mortgage, deed of trust, indenture, debenture, or other agreement relating to indebtedness in excess of $50,000 by any Borrower in favor of Administrative Agent or any Lender, unless such default is waived by Administrative Agent or such Lender or cured to Administrative Agent's or such Lender's satisfaction.

                  7.1.6.  Default Under Material  Agreements with Other Parties.
(a) If any Borrower or Guarantor fails or refuses to make any required payment (whether principal, interest or otherwise) with respect to any Funded Debt (or with respect to any guaranty or reimbursement obligation of any such indebtedness) with an aggregate exposure in excess of $2.5 million prior to the expiration of any applicable grace period with respect to such payment, OR (b) if any such indebtedness for borrowed money with an aggregate exposure in excess of $2.5 million is accelerated prior to its express maturity as a result of any default thereunder, OR (c) if any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any other contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect. Notwithstanding the foregoing, the occurrence of such an event of default thereunder will not constitute an Event of Default under this Section
7.1.6 if and so long as either:

                           (1) (i)  Administrative  Agent  was  notified  of the
                  occurrence of such event of default in writing within 10 Business Days after the occurrence thereof, and (ii) the other Person to such agreement has not formally declared an event of default thereunder, has not accelerated any related indebtedness in connection therewith, and is not then otherwise pursuing any remedies thereunder, and (iii) Borrowers continue to diligently pursue resolving such dispute with such Person, and (iv) such event of default is ultimately cured (without any Borrower incurring any material liability) to Administrative Agent's satisfaction within a reasonable period of time after such 10 Business Day period (but in any event within 60 calendar days after the occurrence of such Default), or

                           (2) Within 30 calendar  days after the  occurrence of
                  such event of default, the services or products provided under such Material Contract are replaced by such Borrower with substantially comparable services or products under a new contract with another Person (without any Borrower incurring any material liability) that is in form and substance acceptable to Administrative Agent.

                  7.1.7. Security Interest. If the security interest or lien in any of the Collateral (with a fair market value exceeding collectively $250,000), other than Collateral consisting of equity ownership interest in Borrowers (other than equity of Talk Holding or Access One that is encumbered


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

in favor of AoL pursuant to the AoL Investment Agreements) or in subsidiaries or other securities of Borrowers (for which there is no permissible threshold for non-compliance), at any time does not constitute a legal, valid and enforceable security interest or lien in favor of Administrative Agent. Notwithstanding the foregoing, the occurrence of such an event involving Collateral (other than Collateral consisting of equity ownership interests or other securities) with a fair market value of less than $500,000 will not constitute an Event of Default under this Section 7.1.7 if and so long as (a) Administrative Agent was notified of such Default in writing within 10 Business Days after the occurrence thereof, and (b) such Lien is subsequently created and/or perfected to Administrative Agent's satisfaction (and without in any way adversely affecting Administrative Agent's or any Lender's rights in or to such Collateral) within 30 calendar days after such event occurs.

                  7.1.8. Change of Control.

                           a. If  Talk.com  Inc.  at any time  ceases to own and
control 100% of each class of securities of both Talk Holding, Access One and Tel-Save Holdings of Virginia, Inc.

                           b. If each Borrower (other than Talk Holding,  Access
One and Tel-Save Holdings of Virginia, Inc.) ceases to be owned and controlled 100% by another Borrower or by TALK.COM INC., except that up to 0.238% of the shares of common stock of The Other Phone Company may be owned by a Person other than a Borrower.

                           c. If any "Change of Control"  occurs with respect to
TALK.COM INC., which term shall be defined to mean that (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of TALK.COM INC. ("Voting Stock"), AND/OR (ii) TALK.COM INC. consolidates with or merges into any other corporation, or any other person merges into TALK.COM INC., unless the stockholders of TALK.COM INC. immediately before such transaction own (directly or indirectly) immediately following such transaction at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, AND/OR (iii) TALK.COM INC. conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned subsidiaries of TALK.COM INC. that are either
Borrowers or other Guarantors), AND/OR (iv) the "Continuing Directors" (as defined in the next sentence) at any time do not constitute a majority of the board of directors of TALK.COM INC. (or, if applicable, a successor corporation to TALK.COM INC.). For purposes of Clause "(iv)" of the preceding sentence, a "Continuing Director" as of any date of determination is any member of the board of directors of TALK.COM INC. who (a) was a member of such board of directors on the date hereof or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

                  7.1.9. Government Action. If any governmental regulatory authority or judicial body makes any final non-appealable determination that could reasonably be expected to have or cause a Material Adverse Effect.


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

                  7.1.10. Insolvency. If any Borrower (a) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or (b) is adjudicated insolvent or bankrupt in any proceeding; or (c) admits in writing an inability to pay its debts; or (d) comes under the authority of a custodian, receiver or trustee (or one is appointed for substantially all of its, his or her property); or (e) makes an assignment for the benefit of creditors; or (f) has commenced against it any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within 60 calendar days after the commencement thereof; or (g) commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors; or (h) calls a meeting of creditors with a view to arranging a composition or adjustment of debt; or (i) by any act or failure to act that indicates consent to, approval of or acquiescence in any of the foregoing.

                  7.1.11. Additional Liabilities. If any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $2.5 million is rendered, issued or levied against any Borrower or any of its properties or assets and such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within 30 calendar days after it is rendered, issued or levied.

                  7.1.12. Reserved.

                  7.1.13. FCC and Other Regulatory-Action Defaults. If any Official Body terminates, revokes, suspends, modifies, limits or fails to renew any Authorization of any Borrower and such action could reasonably be expected to have or cause a Material Adverse Effect.

                  7.1.14. Loss or Revocation of Guaranty. If TALK.COM INC. or any other Guarantor at any time revokes (or attempts to revoke) its Guaranty or its continuing obligations thereunder, or if TALK.COM INC. or any other Guarantor at any time -- becomes insolvent or bankrupt as described in Section 7.1.10, or if any Guaranty at any time does not constitute a ------ -- legal, valid, binding and enforceable obligation of such Guarantor.

         7.2.     Remedies.

                  7.2.1. Acceleration, Termination and Pursuit of Collateral. At any time during the existence of any Event of Default, at the election of Required Lenders but with notice thereof to a Borrower (unless an Event of Default described in Section 7.1.10 has occurred, in which case acceleration will occur automatically with respect to the entire indebtedness and without any notice), then Lenders (a) may terminate any or all Commitments and/or Facilities, and/or (b) may accelerate any Maturity Date, and/or (c) may declare all or any portion of the indebtedness of any or all Borrowers to Lenders (hereunder or otherwise, and including all principal, interest, fees, expenses and indemnities hereunder) to be immediately due and payable. At any time during the existence of any Event of Default, Lenders and Administrative Agent will also have the immediate right to enforce and realize upon any collateral security granted under any Loan Document in any manner or order that Required Lenders or Administrative Agent (at the direction of Required Lenders) deems expedient without regard to any equitable principles of marshaling or otherwise.


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

         7.2.2. Mandatory Partial Prepayments. Without in any way limiting or otherwise restricting the availability of any other remedy available under the Loan Documents or under applicable law, and regardless of whether or not the indebtedness under the Loan Documents has been accelerated, upon the occurrence and during the continuance of any Event of Default (unless Lenders otherwise consent), Borrowers from time to time as and when required under Sections
1.1.6.5 and 1.2.6.5 shall make all prepayments required under such Sections.

         7.2.3. Other Remedies. In addition to the rights and remedies expressly granted in the Loan Documents, each Lender and Administrative Agent also will have all other legal and equitable rights and remedies granted by or available under all applicable law (including the "self help" and other rights of a secured party under the UCC), and all rights and remedies will be cumulative in nature.

         7.2.4.   Special Regulatory-Related Remedies.

                  a. Each Borrower and Administrative Agent hereby acknowledge their intent that, during the existence of an Event of Default, to the fullest extent permitted by applicable law and governmental policy (including the rules, regulations and policies of the FCC and each State PUC), Administrative Agent will have all rights necessary or desirable to obtain, use and/or sell the assets and operations of each Borrower and the other Collateral, and to exercise all remedies available to Administrative Agent and each Lender under the Loan Documents, the UCC or other applicable law. Each Borrower and Administrative
Agent agree that, if any applicable law or governmental policy changes subsequent to the date hereof that affects in any manner Administrative Agent's rights of access to, or use or sale of, any Borrower's assets or other
Collateral (including Authorizations) or the procedures necessary to enable Administrative Agent to obtain such rights of access, use or sale during an Event of Default, then Administrative Agent and each Borrower will amend the Loan Documents (in such manner as Administrative Agent reasonably requests) in order to provide Administrative Agent with all such rights to the greatest extent possible consistent with then-applicable law and governmental policy.

                  b. Each Borrower hereby agrees (during the existence of a Default) to take any actions that Administrative Agent may reasonably request in order to enable Administrative Agent to receive the full rights and benefits granted to Administrative Agent and each Lender by the Loan Documents. Without limiting the generality of the foregoing, at any time during the existence of an Event of Default, at the cost and expense of Borrowers (jointly and severally), each Borrower will use its best efforts to assist and cooperate in obtaining all approvals (including all FCC and State PUC approvals) which are then required by applicable law or contract for or in connection with any action or transaction contemplated by the Loan Documents or the UCC. Each Borrower further agrees, upon Administrative Agent's request and at the expense of Borrowers (jointly and severally), at any time during the existence of an Event of Default, to prepare, sign, file and diligently prosecute (and to use its best efforts to cause the preparation, execution, filing and diligent prosecution by others) with the FCC the assignor's or transferor's portion of any applications for consent to the assignment of Authorizations or transfer of control thereof necessary or appropriate under the rules of each Official Body for approval of any sale or transfer of any Collateral or any Authorization pursuant to the exercise of Administrative Agent's and Lenders' remedies under the Loan Documents. Each Borrower further agrees that, during the existence of a Default, each Borrower will assist and cooperate with Administrative Agent and each Lender (and will use its best efforts to cause others to assist and cooperate with Administrative Agent and each Lender) to ensure that each Borrower continues (a) to operate in the normal course of business, and (b) to fulfill all of its legal, regulatory and contractual obligations, and (c) to otherwise be properly and professionally managed. At Administrative Agent's request and the expense of Borrowers (jointly and severally), at any time during the existence of an Event of Default, such assistance and cooperation may include the employment of (and, to the maximum extent not prohibited by the rules, regulations and orders of the FCC, delegation of appropriate management authority to) one or more qualified and independent consultants and professional managers acceptable to Administrative Agent to assist in the interim operations of Borrowers; all of which each Borrower hereby agrees not to challenge. Each Borrower further consents to (and agrees that it will not challenge), at any time during the existence of an Event of Default, the transfer of control or assignment of Authorizations and other assets to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to Administrative Agent or any Lender as permitted by applicable law.

                  c. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY LOAN DOCUMENT, neither Administrative Agent nor any Lender nor any Borrower will take any action pursuant to the Loan Documents that would constitute or result in any assignment of an Authorization or any transfer of control of any Borrower if such assignment of Authorization or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC) the prior approval of the FCC or any State PUC, unless such approval has been obtained (as applicable) from such State PUC (to the extent failure to obtain such approval by Administrative Agent could reasonably be expected to have or cause a Material Adverse Effect) or from the FCC. Without limiting the generality of the foregoing, Administrative Agent and each Lender each specifically agrees that (a) voting rights with respect to the pledged equity interests of each Borrower will remain with the holders of such voting rights during the existence of an Event of Default unless and until any required prior approvals to the transfer of such voting rights have been obtained (as applicable) from such State PUC (to the extent failure to obtain such approval by Administrative Agent could reasonably be expected to have or cause a Material Adverse Effect) or from the FCC, and (b) during the existence of any Event of Default and foreclosure upon the Collateral by Administrative Agent, there will be either a private or public sale of the Collateral, and (c) prior to the exercise of voting rights by the purchaser at any such sale, any consent of any State PUC or the FCC required pursuant to any State Communications Act (to the extent failure to obtain such consent could reasonably be expected to have or cause a Material Adverse Effect) or the Federal Communications Act (respectively) will be obtained.

         ARTICLE 8: ADMINISTRATIVE AGENT AND RELATIONSHIP AMONG LENDERS

         8.1. Appointment, Authorization and Grant of Authority. Each Lender hereby irrevocably designates and appoints MCG as the Administrative Agent of such Lender to act as specified in this Agreement and the other Loan Documents, and each such Lender hereby irrevocably authorizes MCG (in its capacity as Administrative Agent) to take actions on behalf of such Lender, to exercise such powers and to perform such other duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with all such other powers and authority as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of each Lender) is authorized (a) to execute each Loan Document (other than this Agreement, but including, without limitation, all financing statements, continuation statements and other collateral agreements and documents) for and on behalf of each Lender, and (b) to accept each Loan Document and all other agreements, documents, instruments, certificates and opinions reasonably required to implement the intent of the parties to this Agreement, and (c) to file and record all financing statements, continuation statements and other collateral agreements and documents, and (d) to receive and deliver communications and notifications to Lenders and to Borrowers, and (e) to receive and distribute payments and Advances between Lenders and Borrowers. The duties and responsibilities of the Administrative Agent shall be ministerial and administrative in nature. Notwithstanding any provision to the contrary in any Loan Document, the Administrative Agent (a) shall not have any duties or responsibilities other than those expressly set forth in the Loan Documents (which duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article), and (b) shall not have any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

         8.2. Acceptance of Appointment. MCG hereby accepts such appointment and agrees to act as such Administrative Agent upon the express terms and conditions (but subject to the limitations and qualifications) set forth in this Article.

         8.3. Administrative Agent's Relationship with Borrowers. The provisions of this Article are solely for the benefit of the Administrative Agent and Lenders, and no Borrower shall have any rights as a third party beneficiary (or otherwise) under this Article. In performing its functions and duties under the Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders, and the Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for any Borrower.

         8.4. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges and agrees (a) that the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) have not made any representations or warranties to such Lender and (b) that no act by the Administrative Agent hereinafter taken (including, without limitation, any review of the affairs of any Borrower or other Obligor) shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed necessary or appropriate) has made its own appraisal, investigation and credit analysis of the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of each Borrower and each other Obligor and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also covenants and represents that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem necessary or appropriate) will continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will continue to make such investigations as it deems necessary or appropriate to inform itself as to the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of each Borrower and each other Obligor. Except as otherwise expressly provided in the Loan

Documents,  the  Administrative  Agent shall not have any duty or responsibility
(a) to keep any Lender informed as to the performance or observance by any Borrower or any other Obligor of its obligations under the Loan Documents, or
(b) to inspect the books or properties of any Borrower or any other Obligor,  or
(c) to provide any Lender with any credit or other information concerning the business, operations, assets, properties, financial and other condition, prospects or creditworthiness of any Borrower or any other Obligor which may come into the possession of the Administrative Agent (or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates). The Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning Borrowers of which the Administrative Agent has actual knowledge; however, in the absence of gross negligence, willful misconduct or fraud, the Administrative Agent shall not be liable to any Lender for any failure to relay or furnish to such Lender any such information.

         8.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely and act (and shall be fully protected in relying and acting) upon any note, writing, resolution, instrument, report, notice, consent, certificate, affidavit, letter, request, electronic transmission or any other message, statement, instruction, notice, order or other writing, conversation or communication believed by Administrative Agent in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent shall not be bound to ascertain or inquire as to the satisfaction, performance or observance of any of the terms, provisions, covenants or conditions of or the accuracy of any statements or representations in any Loan Document by any Borrower or any other Obligor. The Administrative Agent may deem and treat the stated payee of any Note as the holder thereof for all purposes under the Loan Documents unless and until Administrative Agent has received and accepted an assignment and assumption agreement relating thereto in form and substance acceptable to the Administrative Agent.

         8.6. Delegation of Duties; Additional Reliance by Administrative Agent. The Administrative Agent may consult with, employ and perform any of its duties under the Loan Documents by or through agents, attorneys-in-fact, legal counsel, independent public accountants and other experts. The Administrative Agent shall not be responsible for the negligence or misconduct of any such Persons selected by Administrative Agent with reasonable care, and the Administrative Agent shall be fully protected in any action or inaction taken by it in good faith in reliance upon or in accordance with the advice or statements of legal counsel (including, without limitation, counsel to Borrowers), independent accountants and other experts selected by Administrative Agent.

         8.7. Acting on Instructions of Lenders. The Administrative Agent shall be entitled to act or refrain from acting (and shall be fully protected in acting or refraining from acting) under the Loan Documents in accordance with a written request of or written instructions from the Required Lenders. The Administrative Agent shall also be entitled to refrain from acting (and shall be fully protected in refraining from acting) under the Loan Documents unless Administrative Agent first (a) receives such advice or concurrence of the Required Lenders as Administrative Agent deems appropriate or (b) is indemnified to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Except as otherwise expressly stated in the Loan Documents, any requests or instructions by the Required Lenders (and any action or inaction by Administrative Agent pursuant thereto) shall be binding upon all the Lenders.

         8.8. Actions Upon Occurrence of Default or Event of Default. Each Lender will use its best efforts to notify the Administrative Agent immediately in writing upon becoming aware of the occurrence of any Default or Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default". If the Administrative Agent receives any such notice of default, then the Administrative Agent shall use its best efforts to give notice thereof to each Lender as soon as reasonably practical. Upon the occurrence of any Default or Event of Default, the Lenders shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement among the Lenders as to the appropriate course of conduct, the Administrative Agent shall exercise rights and take such other action on behalf of all Lenders with respect to such Default or Event of Default as directed by the Required Lenders. Unless and until the Administrative Agent shall have received such directions from the Lenders (or, as applicable, the Required Lenders), the Administrative Agent may take (but shall not be obligated to take) such action (or may refrain from taking such action) with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interest of the Lenders.

         8.9. Administrative Agent's Rights as Lender in Individual Capacity. The Administrative Agent (and its Affiliates) may make loans to, may have cash management agreements with, may accept deposits from, may issue letters of credit on behalf of, and may otherwise generally engage (and continue to engage) in any kind of business with any Borrower or other Obligor as though the Administrative Agent were not the Administrative Agent under the Loan Documents. With respect to any Loans made by Administrative Agent as a Lender hereunder and all obligations owing to it as a Lender under the Loan Documents, the Administrative Agent shall have the same rights, powers duties and obligations under the Loan Documents as any other Lender and may exercise such rights, powers, duties and obligations as though it were not the Administrative Agent hereunder. To the extent that the Administrative Agent is a Lender hereunder, the terms "Lender", "Lenders" and "Required Lenders" shall include the Administrative Agent in its individual capacity.

         8.10. Advances By Administrative Agent. Unless the Administrative Agent has been notified in writing by a Lender prior to the Settlement Date for any Advance or Loan that such Lender will not make the amount constituting its Pro Rata share of such Advance or Loan available to the Administrative Agent on or prior to such applicable Settlement Date, then the Administrative Agent may assume (but shall not be required to assume) that such Lender will make such amount available to the Administrative Agent in immediately available funds on or before such Settlement Date, and in reliance upon such assumption, the Administrative Agent may make available to Borrowers a corresponding amount on behalf of such Lender. If the amount of such Pro Rata share is not made available to the Administrative Agent in immediately available funds by a Lender until after the applicable Settlement Date, then such Lender shall pay to the Administrative Agent on demand and in immediately available funds an amount equal to the result of the following equation (which shall be in addition to the amount of such Lender's Pro Rata share of such Advance or Loan): the product of
(a) the average (computed for the period determined under clause (c) below) of the weighted average interest rate for Federal Funds as determined by the Administrative Agent during each day included in such period, multiplied by
(b) the amount of such Lender's Pro Rata share of such Advance or Loan, multiplied by (c) a fraction (i) the numerator of which is the number of days that elapsed from and including such Settlement Date to and including the date on which such Lender's Pro Rata share of such Advance or Loan is actually received by the Administrative Agent in immediately available funds and (ii) the denominator of which is 360. A statement from the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive (absent manifest error) as to the amount owed to the Administrative Agent by such Lender. If such Lender's Pro Rata share is not actually received by the Administrative Agent in immediately available funds within three (3) Business Days after the applicable Settlement Date for such Advance or Loan, then the Administrative Agent shall be entitled to recover from such Lender, on demand, the amount of such Pro Rata share with interest thereon for the entire such period since such Settlement Date at the highest interest rate per annum then applicable under the Facilities.

         8.11. Payments to Lenders. Promptly after receipt in immediately available funds from Borrowers of any payment of principal, interest or any fees or other amounts due to any Lender under the Loan Documents, the Administrative Agent shall distribute to each Lender that Lender's Pro Rata share of such funds so received.

         8.12. Pro-Rata Sharing of Setoff Proceeds. Any sums obtained by the Administrative Agent or any Lender from any Borrower or other Obligor by reason of any exercise of a right of setoff or banker's lien shall be shared Pro Rata among Lenders. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be required to so share with any other Lender collections from any Borrower or other Obligor specifically relating to (or the proceeds of any item of collateral that is not subject to the Loan Documents) any other indebtedness (i.e. other than indebtedness under the Loan Documents) of such Borrower or other Obligor to the Administrative Agent or such Lender.

         8.13. Limitation on Liability of Administrative Agent. The Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable to any Lender for any action taken or inaction by Administrative Agent or such Person under or in connection with any Loan Document, except to the extent of foreseeable actual loses resulting directly and exclusively from Administrative Agent's own gross negligence, willful misconduct or fraud. Without limiting the generality of the foregoing, the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable, responsible or have any duty with respect to any of the following: (a) the genuineness, execution, authorization, validity, effectiveness, enforceability, collectibility, value or sufficiency of any Loan Document, or (b) the collectibility of any amount owed by any Obligor to any Lender, or (c) the accuracy, completeness or truthfulness of any recital, statement, representation or warranty made to the Administrative Agent or to any Lender in connection with any Loan Document or other certificate, affidavit, report, opinion, financial statement, document or instrument executed or furnished pursuant to or in connection with any Loan Document, or (d) any failure of any Person to receive any notice or communication due such Person under any Loan Document or applicable law, or (e) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of any Borrower or any other Obligor, or (f) ascertaining or inquiring into the satisfaction, observance or performance of any condition, covenant or agreement in any Loan Document (including, without limitation, the use of proceeds by any Borrower), or (g) the inspection of any books, records or properties of any Obligor, or (h) the existence or possible existence of any Default or Event of Default.

         8.14. Indemnification. To the extent that Borrowers do not actually reimburse, indemnify or hold harmless Administrative Agent (in accordance with Section 10.1 hereof), then each Lender hereby agrees on a Pro Rata basis to indemnify and hold harmless the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that at any time (including, without limitation, at any time following the payment of the Obligations of Borrowers hereunder) may be imposed upon, incurred by or asserted against the Administrative Agent (or its directors, officers, employees, agents, attorneys-in-fact or Affiliates) in its capacity as such in any way relating to or arising out of any Loan Document, or the transactions contemplated hereby or any action or inaction taken by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or its directors, officers, employees, agents, attorneys-in-fact or Affiliates) for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and exclusively from the gross negligence, willful misconduct or fraud of the Administrative Agent. If any indemnity furnished to the Administrative Agent (or its directors, officers, employees, agents, attorneys-in-fact or Affiliates) for any purpose (in the opinion of the Administrative Agent) shall be insufficient or become impaired, then the Administrative Agent may require additional indemnity and cease (or not commence) to do the acts indemnified against until such additional indemnity is furnished to the satisfaction of the Administrative Agent. The agreement in this Section shall survive the payment of all Advances, Loans, fees and other Obligations of each Borrower arising hereunder.

         8.15. Resignation; Successor Administrative Agent. The Administrative Agent at any time may resign as the Administrative Agent under the Loan Documents by giving the Lenders and Borrowers written notice thereof at least 10 Business Days prior to the effective date of such resignation. During such notice period, the Required Lenders shall appoint (from among the Lenders) a successor Administrative Agent for the Lenders, subject to the consent of each Lender (such approval or consent, as the case may be, not to be unreasonably withheld, delayed or conditioned) and concurrent notice to the Borrowers. Upon acceptance of such appointment by such successor agent, (a) such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and
(b) the term "Administrative Agent" shall include such successor agent effective upon its appointment, and (c) the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, all without any other or further act or deed on the part of such former Administrative Agent or any of the parties to the Loan Documents. Notwithstanding the foregoing, after the effectiveness of the resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                ARTICLE 9: DEFINITIONS AND RULES OF CONSTRUCTION

         9.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below:


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

                  9.1.1. "Access One Merger" means the acquisition transaction evidenced by that certain Agreement and Plan of Merger dated effective as of March 24, 2000, as amended, among Talk.com Inc., Aladdin Acquisition Corp. and Access One.

                  9.1.2. "Account" means, at any relevant time, the designated or principal deposit account of Borrowers at Administrative Agent for purposes of effecting transactions hereunder.

                  9.1.3. "Adjusted LIBO Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) determined by Administrative Agent pursuant to the following formula:

              Adjusted LIBO Rate =                           LIBO Rate
                                                     ----------------------
                                                     1 - Reserve Percentage

For purposes of this calculation, "LIBO Rate" means the London Interbank Offered Rate per annum (determined by Administrative Agent) two (2) Business Days prior to the first day of any Interest Period for which the Adjusted LIBO Rate is applicable as published by Reuters Monitor Money Rate Service and displayed on the LIBO page as the "Libo Rate" (or, if Reuters is not available, then as published by Bloomberg or Dow Jones-Telerate and displayed on page 3750 as the BBA LIBOR) (or, in any such instance, as published by such other service or displayed on such other page as may replace such service or page for the purpose of displaying rates or prices comparable to the designated rate) for the offering of dollar deposits by leading banks in the London interbank market for a period of approximately 3 months and in an amount approximately equal to the amount outstanding hereunder to which such LIBO Rate will be applicable. If more than one such rate is displayed on such page or its replacement, then the LIBO Rate will be the arithmetic mean of such displayed rates. If the first day of the applicable Interest Period is not a Business Day, then the applicable LIBO Rate will be the rate in effect on the immediately preceding Business Day. For purposes of this calculation, "Reserve Percentage" means that percentage (expressed as a decimal) prescribed by the FRB (or any other governmental or administrative agency or funding source to which Administrative Agent is subject) for determining the reserve requirements (including any basic, supplemental, marginal or emergency reserves) for deposits of U.S. Dollars with maturities of comparable duration in a non-U.S. or an international banking office.

                  9.1.4. "Administrative Agent" means MCG Finance Corporation or any successor, assignee, pledgee or other transferee of Administrative Agent.

                  9.1.5. "Advance" means any advance of funds under any Facility.

                  9.1.6. "Advance Request" has the meaning set forth in Section 1.4.1.

                  9.1.7. "Affiliate" of any Person or entity means (a) any Person directly or indirectly owning, controlling or holding 5% or more of the outstanding beneficial interest in such person or entity, or (b) any Person as to which such other Person or entity directly or indirectly owns, controls or holds 5% or more of the outstanding beneficial interest, or (c) any Person directly or indirectly controlling, controlled by, or under common control with such other person or entity, or (d) any officer, director, partner or member of such Person, but such term does not include Administrative Agent or any Lender.


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

                  9.1.8. "Agreement" means this Credit Facility Agreement and all the exhibits and schedules hereto, all as may be amended and otherwise modified from time to time hereafter.

                  9.1.9. "AoL" means America Online, Inc., and its successors and assigns under the AoL Investment Agreements.

                  9.1.10. "AoL Investment Agreements" means that certain Investment Agreement by and between Tel-Save.com, Inc. (n/k/a Talk.com Inc.) and AoL dated as of December 31, 1998, together will all security agreements, pledge agreements, and other agreements and documents related thereto, each as may be amended and modified from time to time.

                  9.1.11. "Authorized Officer" means any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to borrow funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with Administrative Agent.

                  9.1.12.   "Authorization"   means   any   License   or   other
governmental permit, certificate and/or approval issued by any Official Body.

                  9.1.13. "Available Credit Portion" means that portion of the Line of Credit Commitment that is generally available in the ordinary course for borrowing at any time under the Line of Credit Facility, as such amount is determined in accordance with Section 1.3.

                  9.1.14. "Average Monthly Revenue" means, at the time of measurement and for the relevant period, the sum of the following: (a) Bundled Services Revenue during the relevant fiscal quarter divided by 3, plus (b) LD Only Services Revenue during the relevant fiscal quarter divided by 3.

                  9.1.15. "Borrower" means, individually and collectively, the following:

                           a. Talk.com Holding Corp., a Pennsylvania corporation, having its principal and chief executive office at the address specified in the Notice Section hereof, or any successor or authorized assignee thereof, and

                           b. Access One Communications Corp., a New Jersey corporation, having its principal and chief executive office at the address specified in the Notice Section hereof, or any successor or authorized assignee thereof, and

                           c. The Other Phone Company, Inc., a Florida corporation, having its principal and chief executive office at the address specified in the Notice Section hereof, or any successor or authorized assignee thereof, and

                           d. OmniCall, Inc., a South Carolina corporation, having its principal and chief executive office at the address specified in the Notice Section hereof, or any successor or authorized assignee thereof, and

                           e.       Tel-Save  Holdings  of  Virginia,   Inc.,  a
                                    Virginia  corporation,  having its principal
                                    and chief  executive  office at the  address
                                    specified in the Notice Section  hereof,  or
                                    any   successor   or   authorized   assignee
                                    thereof, and

                           f. Any other entity subsequently added hereto as a Borrower hereunder, or any successor or authorized assignee thereof.

                   9.1.16. "Bundled Services Revenue" means, at the time of measurement and for the relevant period, Revenue derived exclusively from Bundled Subscribers.

                   9.1.17. "Bundled Subscriber" means (a) a Subscriber who is a Subscriber only of Borrowers' local telephone services or (b) a Subscriber who is a Subscriber of both Borrowers' local telephone services and Borrowers' long distance telephone services.

                   9.1.18. "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the Commonwealth of Virginia (or, with respect to certain LIBO Rate matters, banks in London, England) are authorized or required to be closed.

                   9.1.19. "Capital Expenditures" means expenditures (a) for any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year, including direct or indirect acquisition of such assets or (b) for any Capital Leases.

                   9.1.20. "Capital Leases" means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13 dated November 1976 (as amended and updated from time to time).

                   9.1.21.  "Cash  Equivalents"  has the  meaning  set  forth in
Section 5.7.

                   9.1.22.  "Change of  Control"  has the  meaning  set forth in
Section 7.1.8.

                   9.1.23. "Closing Date" means the date on which all conditions precedent to the effectiveness of this Agreement under Section 2.1 have been satisfied or waived by Lenders.

                   9.1.24. "Code" means the Internal Revenue Code of 1986, as amended.

                   9.1.25. "Collateral" means the collateral security committed to Administrative Agent under the Collateral Security Documents executed by any Borrower or any other Obligor in favor of Administrative Agent pursuant to this Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended from time to time.

                   9.1.26. "Collateral Security Documents" means, individually and collectively, (a) the Security Agreements and the financing statements filed pursuant thereto, and (b) the Pledge and

Security Agreements, and (c) any additional documents guaranteeing indebtedness, assuring performance of obligations, subordinating indebtedness, or granting security or Collateral to Administrative Agent hereunder, all as amended from time to time.

                   9.1.27. "Commitment" means any commitment for credit pursuant to a Facility established hereunder.

                   9.1.28. "Commitment Percentage" means, with respect to each Lender, that portion of the total Commitments as to which such Lender is obligated.

                   9.1.29. "Cumulative OCF" means OCF (as defined herein) as measured from January 1 of any given calendar year to the relevant date of measurement during such calendar year.

                   9.1.30. "Default" means any event or circumstance that with the giving of notice or the passage of time would constitute an Event of Default. The term Default shall include any Event of Default arising therefrom.

                   9.1.31. "Dollar" or "$" means U.S. dollars.

                   9.1.32. "EBITDA" means, at the time of any determination, the sum of the following items for Borrowers (on a consolidated basis) during the relevant four consecutive fiscal quarter period:

                           a. Net income of Borrowers from continuing operations (on a consolidated basis) during such period -- i.e., - - excluding extraordinary gains and income items and the cumulative effect of accounting changes -- determined in accordance with GAAP, and ---

                           b. Plus Interest Expense of Borrowers during such period, but subtract interest income accrued during such period, and

                           c. Plus federal and state income taxes paid or required to be paid by Borrowers during such period, and

                           d. Plus depreciation permitted under GAAP for Borrowers during such period, and

                           e. Plus amortization expense permitted under GAAP for Borrowers during such period.

                  9.1.33. "Environmental Control Statutes" means all federal, state and local laws, rules, ordinances and regulations (as implemented and as interpreted) governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, and (b) the Solid Waste Disposal Act, and (c) the Clean Water Act, and (d) the Clean Air Act, and (e) the Hazardous Materials Transportation Act, and (f) the Resource

Conservation and Recovery Act of 1976, and (g) the Federal Water Pollution Control Act Amendments of 1972, and (h) the rules, regulations and ordinances of the EPA, and any departments of health services, regional water quality control boards, state water resources control boards, and/or cities in which any of such Borrower's assets are located.

                  9.1.34. "EPA" means the United States Environmental Protection Agency or any other entity that succeeds to its responsibilities and powers.

                  9.1.35. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

                  9.1.36. "ERISA Affiliate" means any company, whether or not incorporated, which is considered a single employer with Borrower under Titles I, II and IV of ERISA.

                  9.1.37. "Event of Default" means each of the events described in Section 7.1.

                  9.1.38. "Facility" means any credit facility established under
Article 1.

                  9.1.39. "FCC" means the Federal Communications Commission or any other entity or agency that succeeds to its responsibilities and powers.

                  9.1.40. "Federal Communications Act" means the Communications Act of 1934, as amended, and as implemented by the FCC and interpreted by the FCC or any court of competent jurisdiction.

                  9.1.1. "Fixed Charges" means, at the time of any determination, the sum of the following items (without duplication) for TALK.COM INC. and its subsidiaries (on a consolidated basis, including Borrowers) during the relevant four consecutive fiscal quarter period:

                           a. The amount of principal and other non-Interest Expense contract payments paid or required to be paid and mandatory commitment reductions on Funded Debt (i.e., including the indebtedness - - under the Loan Documents) during such period, and ---

                           b. Plus Interest Expense during such period, and

                           c. Plus the amount of non-financed Capital Expenditures during such period.

                  9.1.41.  "FRB"  means the Board of  Governors  of the  Federal
Reserve   System  or  any  other   entity  or  agency   that   succeeds  to  its
responsibilities and powers.

                  9.1.42. "Funded Debt" means, at the time of any determination, the aggregate principal amount of indebtedness of TALK.COM INC. and its subsidiaries (on a consolidated basis, including Borrowers) for the following (without duplication):

                           a. Borrowed money (including the indebtedness under the Loan Documents, but not including trade indebtedness permitted under Section 5.2.b), and

                           b. Installment purchases of real or personal property, and

                           c.       Subordinated Indebtedness, and

                           d.       Capital Leases, and

                           e. Deferred purchase price in connection with acquisitions, and

                           f. Reimbursement obligations under letters of credit, and

                           g.       Any  indebtedness  or  contractual   payment
                                    obligation   that  is  not  paid  within  60
                                    calendar days of the due date therefor, and

                           h. Any indebtedness evidenced by a promissory note, a debenture and/or an indenture, and

                           i. Guaranties of indebtedness and obligations that would constitute Funded Debt hereunder if the primary obligor thereof were a Borrower, and

                           j.       Indebtedness   otherwise   required   to  be
                                    included  as part  of  "Funded  Debt"  under
                                    Section 5.2.

                  9.1.43. "GAAP" means generally accepted accounting principles as set forth in the statements, opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, of the Financial Accounting Standards Board and/or such other entity as
Administrative Agent may reasonably approve, all as applied on a consistent basis as in effect from time to time.

                  9.1.44. "Gross Profit Margin" means gross profit margin under and defined in accordance with GAAP.

                  9.1.45. "Guarantor" means TALK.COM INC. and any other Person subsequently added as a guarantor under the Loan ocuments, or any successor or authorized assignee thereof.

                  9.1.46. "Guaranty" means the guaranty agreement executed by a Guarantor, as such agreement may be amended and modified from time to time.

                  9.1.47. "Hazardous Materials" includes (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; or (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; or (c) any other substance the use or presence of which on, in, under or above any real property ever owned,


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

controlled or used by Borrower is similarly regulated or prohibited by any federal, state or local law, rule, ordinance, regulation or decree of any court or governmental authority as a hazardous material.

                  9.1.48. "Interest Expense" means, at the time of any determination, the amount of interest and other finance charges of TALK.COM INC. and its subsidiaries (on a consolidated basis, including Borrowers) required to be charged as an expense under GAAP during the relevant four consecutive fiscal quarter period (including the fees under Section 1.7 and any other such charges with respect to any Funded Debt). For purposes of this calculation, interest includes interest accrued under Capital Leases.

                  9.1.49. "Interest Period" means (a) with respect to the Prime Rate, a period of one (1) Business Day, and (b) with respect to the Adjusted LIBO Rate, a period of 3 months duration commencing initially on the date of the relevant Advance and ending 3 months thereafter and (after such initial Interest Period) commencing on the day immediately following the last day of the preceding Interest Period and ending on the corresponding day 3 months thereafter.

                  9.1.50. "LD Only Services Revenue" means, at the time of measurement and for the relevant period, Revenue derived exclusively from LD Only Subscribers (including partition Revenue, but not including any other form of wholesale Revenue).

                  9.1.51. "LD Only Subscriber" means a Subscriber who is a Subscriber of Borrowers' long distance telephone services only but are not Subscribers of Borrowers' local telephone services.

                  9.1.52. "Lender" means, individually and collectively, the following:

                           a.       MCG Finance  Corporation  or any  successor,
                                    assignee,  participant,   pledgee  or  other
                                    transferee of such Lender hereunder, and

                           b.       MCG  Credit  Corporation  or any  successor,
                                    assignee,  participant,   pledgee  or  other
                                    transferee of such Lender hereunder, and

                           c. Any other entity subsequently added hereto as a Lender hereunder (either as a Term Lender or as a Line Lender), or any successor, assignee, participant or other transferee thereof.

                  9.1.53. "Leverage Ratio" means a ratio of Funded Debt as of the end of the relevant period to TTM-OCF for the relevant period.

                  9.1.54. "LIBO Rate" has the meaning set forth in the definition of "Adjusted LIBO Rate".

                  9.1.55. "License" means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.


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

                  9.1.56. "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  9.1.57. "Line Effective Date" means the date on which the conditions precedent for the effectiveness of the Line of Credit Facility as set forth in Sections 2.1 and 2.2 have been satisfied by Borrowers or waived in writing by Administrative Agent (at the direction of Line Lenders) in accordance with the terms hereof.

                  9.1.58. "Line Effectiveness Notification Date" means the date on which Administrative Agent provides written notification to Borrowers confirming that the Line of Credit Facility has been syndicated and will become available as set forth in Section 1.2 upon satisfaction by Borrowers or written waiver by Administrative Agent (at the direction of Line Lenders) of the conditions precedent under Sections 2.1 and 2.2.

9.1.59. "Line Lender" means a Lender who has issued a Commitment to Advance funds under the Line of Credit Facility or has otherwise agreed to be a Lender for purposes of the Line of Credit Facility.

                  9.1.60. "Line of Credit Commitment" means the Commitment established pursuant to Sections 1.2 and 1.3.

                  9.1.61. "Line of Credit Commitment Percentage" means, with respect to each Line Lender, that portion of the total Line of Credit Commitment as to which such Lender is obligated.

                  9.1.62. "Line of Credit Facility" means the line of credit Facility as described in Article 1.

                  9.1.63. "Line of Credit Maturity Date" has the meaning set forth in Section 1.2.2.

                  9.1.64. "Line of Credit Note" means any Note payable to the order of a Lender prepared in accordance with Section 1.2.4, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

                  9.1.65. "LLC" means a limited liability company.

                  9.1.66. "Loan" means any loan or Advance of funds under any Facility as well as any other credit extended by Administrative Agent or any Lender to any Borrower under this Agreement.

                  9.1.67. "Loan Documents" means this Agreement, any Notes, the Collateral Security Documents and any other documents, agreements and certificates entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, modified and supplemented from time to time.


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

                  9.1.68.   "Local   Authorities"   means,    individually   and
collectively, the state and local governmental authorities that govern the activities of any Borrower.

                  9.1.69.  "Margin  Regulation"  has the  meaning  set  forth in
Section 3.17.

                  9.1.70. "Margin Stock" has the meaning set forth in Section 3.17.

                  9.1.71. "Material Adverse Change" means any change that has or causes or could reasonably be expected to have or cause a Material Adverse Effect.

                  9.1.72. "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

                           a. The business, assets, revenues, financial condition, operations, Collateral or prospects of Borrowers taken as a whole or of TALK.COM INC. AND ITS SUBSIDIARIES taken as a whole; or

                           b. The ability of Borrowers taken as a whole or of TALK.COM INC. AND ITS SUBSIDIARIES taken as a whole to perform any of its payment obligations when due or to perform any other material obligations under any Loan Document; or

                           c.       The   rights,   remedies   or   benefits  of
                                    Administrative Agent or any Lender under any Loan Document.

                   9.1.73.  "Material  Contract"  has the  meaning  set forth in
Section 3.8.

                   9.1.74. "MCG" means MCG Finance Corporation, a Delaware corporation, or any successor or assignee thereof, having an office at the address specified in the Notice Section hereof, and which is Administrative Agent and a Lender hereunder at the time of execution hereof.

                   9.1.75. "Notes" means, individually and collectively, each promissory note delivered to each Lender pursuant to any Loan Document and evidencing any indebtedness to such Lender under the Loan Documents (each as may be amended, modified, supplemented, restated, extended, renewed or replaced from time to time).

                   9.1.76. "Obligations" means all of the indebtedness and obligations (monetary or otherwise) of any Borrower and any other Obligor arising under or in connection with any Loan Document as well as all indebtedness of any Borrower arising under or in connection with any other agreement between such Borrower and Administrative Agent or any Lender.

                   9.1.77. "Obligor" means each Borrower or any other Person (other than Administrative Agent and Lenders) obligated under any Loan Document.


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

                   9.1.78. "OCF" (or "Operating Cash Flow") means EBITDA (as defined in the definition thereof above).

                   9.1.79. "Official Body" means any federal, state, local, or other government (or any political subdivision, agency, authority, bureau, commission, department or instrumentality thereof) and any court, tribunal, grand jury or arbitrator, in each instance whether foreign or domestic.

                   9.1.80. "Organic Document" means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

                   9.1.81. "Partition" means an independent long distance and marketing company or other direct marketing agent of any Borrower that resells and markets telecommunications products of any Borrower.

                   9.1.82.   "PBGC"   means  the   Pension   Benefits   Guaranty
Corporation or any other entity that succeeds to its responsibilities and powers under ERISA.

                   9.1.83. "Permitted Acquisitions" has the meaning set forth in
Section 5.7.

                   9.1.84.  "Permitted  Guaranties" has the meaning set forth in
Section 5.3.

                   9.1.85. "Permitted Indebtedness" has the meaning set forth in
Section 5.2.

                   9.1.86.  "Permitted Investments" has the meaning set forth in
Section 5.7.

                   9.1.87.  "Permitted  Liens"  has the  meaning  set  forth  in
Section 5.5.

                   9.1.88.  "Permitted  Transfers"  has the meaning set forth in
Section 5.6.

                   9.1.89. "Person" means any natural person, corporation, LLC, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                   9.1.90. "Plan" means any pension benefit or welfare benefit plan as defined in Sections 3(1), (2) or (3) of ERISA covering employees of any Borrower or any ERISA Affiliate of any Borrower.

                   9.1.91. "Pledge and Security Agreements" means, individually and collectively, each pledge and security agreement relating to a pledge of an equity interest in an enterprise (all as may be amended, modified and supplemented from time to time) required to be executed and delivered in favor of Administrative Agent pursuant to the Loan Documents.


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

                   9.1.92.   "Portion"   means  a  designated   portion  of  the
indebtedness hereunder as to which a specified Rate Index (and a corresponding Rate Margin) has been selected or deemed to be applicable.

                   9.1.93. "Prime Rate" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. The Prime Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. In the event that the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Prime Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Administrative Agent announced from time to time by any of First Union National Bank, Bank of America, The Chase Manhattan Bank or Citibank, N.A. Such term, however, does not necessarily mean Administrative Agent's best or lowest rate available.

                   9.1.94. "Pro Rata" means from or to each Lender in proportion to its Commitment Percentage.

                   9.1.95.  "Rate  Index" has the  meaning set forth in Sections
1.1.5 and 1.2.5.

                   9.1.96.  "Rate  Margin" has the meaning set forth in Sections
1.1.5 and 1.2.5.

                   9.1.97. "Required Lenders" means Lenders holding at least 75% of the aggregate outstanding principal amount of the Loans (or, if no Loans at the time of such determination are outstanding, then Lenders obligated with respect to at least 75% of the Commitments).

                   9.1.98. "Reserve Percentage" has the meaning set forth in the definition of "Adjusted LIBO Rate".

                   9.1.99.   "Revenue"   means   revenue  of  Borrowers   (on  a
consolidated basis) as determined in accordance with GAAP.

                   9.1.100. "SEC" means the Securities and Exchange Commission or any other entity that succeeds to its responsibilities and powers.

                   9.1.101. "Securities Acts" means, collectively, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and as implemented by the SEC and interpreted by the SEC or any court of competent jurisdiction.

                   9.1.102. "Security Agreements" means, collectively, each security agreement (as may be amended, modified and supplemented from time to time) required to be executed and delivered in favor of Administrative Agent pursuant to Article 2, and any other security agreement required or delivered in connection with the Loan Documents, including any intellectual property assignments or security agreements required to be delivered pursuant to Article 2.


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

                   9.1.103. "Settlement Date" means, with respect to any Advance hereunder, the date on which funds are advanced by Administrative Agent.

                   9.1.104. "State Communications Acts" means the laws of any state in which any Borrower does business that govern the provision of communications services offered or performed by any Borrower within such state and are applicable to such Borrower, as amended from time to time, and as implemented by the rules, regulations, and orders of the applicable State PUC or any court of competent jurisdiction.

                   9.1.105. "State PUC" means the public utility commission or other regulatory agency of any state in which any Borrower does business that is vested with jurisdiction over such Borrower and over State Communications Acts or the provision of communication services within such state.

                   9.1.106. "Subordinated Indebtedness" means all indebtedness and monetary obligations of any Borrower or any Guarantor (other than indebtedness in favor of Administrative Agent or any Lender or indebtedness and obligations expressly excluded therefrom by Required Lenders), including all indebtedness treated or defined as "Subordinated Indebtedness" under any separate Subordination Agreement by and among a Borrower or a Guarantor, Administrative Agent and another Person. Notwithstanding the foregoing, the term "Subordinated Indebtedness" (unless Required Lenders otherwise require) does not include indebtedness permitted under Section 5.2.a or 5.2.b or (to the extent consistent with Section 5.5.b) under Section 5.2.c or 5.2.d.

                   9.1.107. "Subscriber" means any Person who is a paying customer or subscriber of a Borrower's telecommunications services, whether as an LD Only Subscriber or a Bundled Subscriber.

                   9.1.108. "Subscriber Acquisition Costs" means, at the time of measurement, the aggregate marketing, telemarketing and other acquisition costs associated with acquiring new Subscribers (including, any commissions paid to third parties) during the relevant fiscal quarter divided by the total number of net new Subscribers (i.e., net of attrition) added during such fiscal quarter.

                   9.1.109. "Subsidiary" of any Person or entity means any Person as to which such other Person or entity (a) directly or indirectly owns, controls or holds 25% or more of the outstanding beneficial interest or (b) is otherwise required in accordance with GAAP to be considered as part of a consolidated organization.

                   9.1.110. "Talk.com Inc." means Talk.com Inc., a Delaware corporation.

                   9.1.111. "Tariff" means any tariff, rate schedule or similar document that is either (a) required by law or applicable regulation to be filed with the FCC or a State PUC or (b) permitted by law or applicable regulation so to be filed and actually filed by any Borrower.

                   9.1.112. "Term Lender" means a Lender who has issued a Commitment to Advance funds or has otherwise agreed to be a Lender for purposes of the Term Loan Facility.

                   9.1.113.   "Term  Loan   Commitment"   means  the  Commitment
established pursuant to Section 1.1 and Section 1.3.


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

                   9.1.114. "Term Loan Commitment Percentage" means, with respect to each Lender, that portion of the total Term Loan Commitment as to which such Lender is obligated.

                   9.1.115. "Term Loan Facility" means the term loan Facility as described in Article 1.

                   9.1.116. "Term Loan Maturity Date" has the meaning set forth in Section 1.1.2.

                   9.1.117. "Term Loan Note" means any Note payable to the order of a Lender prepared in accordance with Section 1.1.4, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

                   9.1.2. "Total Charges" means, at the time of any determination, the sum of the following items (without duplication) for TALK.COM INC. and its subsidiaries (on a consolidated basis, including Borrowers) during the immediately preceding four consecutive fiscal quarter period:

                           a. The amount of Fixed  Charges  during such  period,
and

                           b. Plus the  amount of all  federal,  state and local
taxes paid during such period.

Notwithstanding  the  foregoing,  payments  by  TALK.COM  INC.  of up to $66.857 million of principal and accrued interest during 2002 relating to its 4 1/2% Convertible Subordinated Notes maturing September 15, 2002 (as Subordinated Notes exists as of the Closing Date) shall not be included in the calculation of Total Charges. Further notwithstanding the foregoing, with respect to payments by TALK.COM INC. to AoL under promissory notes issued by TALK.COM INC. pursuant to the AoL Investment Agreements as consideration for "make whole" obligations or mandatory redemptions of stock or warrants of TALK.COM INC. owned by AoL, such payments of principal and interest thereunder also shall not be included in the calculation of Total Charges IF, at the time of issuance of such promissory notes, the amount payable in respect of such obligation does not exceed the sum of (i) the unused portion of the Available Credit Portion (to the extent the Line of Credit Facility is effective) and (ii) cash and Cash Equivalents (as defined in Section 5.7(a)) held by TALK.COM INC. and Borrowers.

                  9.1.118. "TTM-OCF" means EBITDA for Borrowers during the immediately preceding 4 consecutive fiscal quarter periods. Notwithstanding the foregoing, for purposes of any calculation of such amount made between January 1, 2001 and December 31, 2001 with respect to performance by Borrowers during such period, then TTM-OCF shall mean year-to-date EBITDA annualized.

                  9.1.119. "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  9.1.120. "Warrants" has the meaning set forth in Section 1.7.

         9.2.     Rules of Interpretation and Construction.

                  9.2.1. Plural; Gender. Unless otherwise expressly stated or the context clearly indicates a different intention, then (as may be appropriate in the particular context) (a) a singular number or noun used in any Loan Document includes the plural, and a plural number or noun includes the singular, and (b) the use of the masculine, feminine or neuter gender pronouns in any Loan Document includes each and all genders.

                  9.2.2. Section and Schedule References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to sections, paragraphs, clauses, schedules and exhibits in any Loan Document are to be interpreted as references to sections, paragraphs, clauses, schedules and exhibits of such Loan Document (rather than of some other Loan Document). In addition, the words "herein", "hereof", "hereunder", "hereto" and other words of similar import in any Loan Document refer to such Loan Document as a whole, and not to any particular section, paragraph or clause in such Loan Document.

                  9.2.3. Titles and Headings. Unless otherwise expressly stated or the context clearly indicates a different intention, then the various titles and headings in the Loan Documents are inserted for convenience only and do not affect the meaning or interpretation of such Loan Document or any provision thereof.

                  9.2.4. "Including" and "Among Other" References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references in the Loan Documents to phrases containing or list preceded by the words "include", "includes", "including", "among other", "among other things" or other words or phrases of similar import are to be interpreted to mean such "without limitation" (whether or not such additional phrase is actually added). In other words, such words and phrases connote an illustrative example or list rather than an exclusive example or list.

                  9.2.5. "Shall", "Will", "Must", "Can" and "May" References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references in the Loan Documents to the words "shall", "will" and "must" (including, when modified by "not") are to be interpreted to indicate mandatory actions or restrictions (as applicable), and all references in the Loan Documents to the words "may" and "can" (unless modified by "not") are to be interpreted to indicate permissive actions.

                  9.2.6. Time of Day References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all time of day references in and restrictions imposed under the Loan Documents are to be calculated using Eastern Time.

                  9.2.7. "Knowledge" of a Person. Unless otherwise expressly stated or the context clearly indicates a different intention, then (a) all references to the "knowledge," "awareness" or "belief" of any Person that is not a natural person are to be interpreted to mean the knowledge, awareness or belief of senior and executive management of such Person (and including the knowledge or awareness of managers of limited liability companies and general partners of partnerships), and (b) all representations qualified by the "knowledge," "awareness" or "belief" of a Person are to be interpreted to mean (unless a different standard is specified) that such Person has conducted a commercially reasonable inquiry and investigation prior to making such representation.

                  9.2.8. Successors and Assigns. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any Person (including any Official Body)


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

in any Loan Document are to be interpreted as including (as applicable) such Person's successors, assigns, estate, heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, no Borrower or other Obligor may assign or delegate any Loan Document (or any right or obligation thereunder) except to the extent expressly permitted hereunder or under such other Loan Document.

                  9.2.9. Modifications to Documents. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any Loan Document or other agreement or instrument in any Loan Document are to be interpreted as including all extensions, renewals, amendments, supplements, substitutions, replacements and waivers thereto and thereof from time to time.

                  9.2.10. References to Laws and Regulations. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any law, regulation, rule, order or policy in any Loan Document are to be interpreted references to such law, regulation, rule or policy (a) as implemented and interpreted from time to time by Official Bodies with appropriate jurisdiction therefor, and (b) as amended, modified, supplemented, replaced and repealed from time to time.

                  9.2.11. Financial and Accounting Terms. Unless otherwise expressly stated or the context clearly indicates a different intention, financial and accounting terms used in the foregoing definitions or elsewhere in the Loan Documents shall be defined and determined in accordance with GAAP.

                  9.2.12. Conflicts Among Loan Documents. Unless otherwise expressly stated or the context clearly indicates a different intention, then any irreconcilable conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document (other than a Note or any warrant issued to any Lender) are to be resolved by having the terms and conditions of this Agreement govern.

                  9.2.13. Independence of Covenants and Defaults. All covenants and defaults contained in the Loan Documents shall be given independent effect. If a particular action or condition is not permitted by any covenant in the Loan Documents, then the fact that such action or condition would be permitted by an exception to (or would otherwise be within the limitations of) another covenant in the Loan Documents shall not avoid the occurrence or existence of a Default if such action is taken or if such condition exists.

                  9.2.14. Administrative Agent. References in this Agreement and the other Loan Documents to Administrative Agent shall mean either to Administrative Agent in such capacity or (where appropriate) to Administrative Agent for the benefit of Lenders. Unless otherwise indicated in this Agreement or another Loan Document, all Collateral held and all payments received by Administrative Agent are deemed to be held and received, respectively, for the benefit of Lenders.

                           ARTICLE 10: MISCELLANEOUS

         10.1. Indemnification, Reliance and Assumption of Risk. Without limiting any other indemnification in any Loan Document, each Borrower (jointly and severally) hereby agrees to defend


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

Administrative Agent and each Lender (and their directors, officers, employees, agents, counsels and Affiliates) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, or costs (including reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, except for losses resulting directly and exclusively from such Person's own gross negligence, willful misconduct or fraud (or the gross negligence, willful misconduct or fraud of any director, officer or employee of such Person). In addition, each Borrower will reimburse and (jointly and severally) indemnify Administrative Agent and each Lender for all costs and losses resulting from the following: (1) any failure or refusal by any Borrower or by any Affiliate of any Borrower to provide any requested assistance or cooperation in connection with any attempt by Administrative Agent or any Lender to liquidate any Collateral in the event of any Event of Default and/or any attempt by Administrative Agent or any Lender to otherwise exercise its rights hereunder, and (2) any misrepresentation, gross negligence, fraud or willful misconduct by any Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Moreover, with respect to any Advance Request or other communication between any Borrower and Administrative Agent and/or Lenders hereunder and all other matters and transactions in connection therewith, each Borrower hereby irrevocably authorizes Administrative Agent and each Lender to accept, rely upon, act upon and comply with any verbal or written instructions, requests, confirmations and orders of any Authorized Officer of any Borrower. Each Borrower acknowledges that the transmissions of any such instruction, request, confirmation, order or other communication involves the possibility of errors, omissions, mistakes and discrepancies, and each Borrower agrees to adopt such internal measures and operational procedures to protect its interest. By reason thereof, each Borrower hereby assumes all risk of loss and responsibility for -- and hereby releases and discharges Administrative Agent and each Lender from any and all risk of loss and responsibility for, and agrees to indemnify, reimburse on demand and hold Administrative Agent and each Lender harmless from -- any and all claims, actions, damages, losses, liability and costs by reason of or in any way related to (a) Administrative Agent's or any Lender's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders from or on behalf of any such Authorized Officer, and (b) any such errors, omissions, mistakes and discrepancies by (or otherwise resulting from or attributable to the actions or inactions of) any Authorized Officer or any Borrower; provided, however, no Borrower assumes hereby the risk of any foreseeable actual loss resulting directly and exclusively from Administrative Agent's or any Lender's own gross negligence, fraud or willful misconduct. Each Borrower's obligations provided for in this Section will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder.

         10.2. Assignments and Participations. No Loan Document may be assigned (in whole or in part) by any Borrower without the prior written consent of each Lender. Notwithstanding any other provision of any Loan Document, without receiving any consent of any Borrower, each Lender at any time and from time to time may syndicate, participate or otherwise transfer, pledge or assign all (or any proportionate part of) its rights and obligations under any of the Loan Documents (or any indebtedness evidenced thereby) to any Person; PROVIDED, HOWEVER that so long as no Default or Event of Default has occurred and is continuing under the Loan Documents, then no Lender may syndicate, participate or assign its rights under the Loan Documents to a Person that is engaged primarily in the business of providing or marketing of telecommunications or Internet services without the prior written consent of Borrowers (which consent shall not be unreasonably withheld,


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

delayed or conditioned). Lenders (through Administrative Agent) will make reasonable efforts to notify Borrowers of any such absolute transfer or assignment within twenty (20) Business Days thereafter; however, a failure to so notify will in no way impair any rights of Administrative Agent or Lenders or any participant, transferee or assignee. Upon execution and delivery to Administrative Agent of an appropriate instrument between any such transferee or assignee and an assigning Lender and payment by the assigning Lender to Administrative Agent a $1,500 assignment fee, then such transferee or assignee will become a Lender party to this Agreement and will have all the rights and obligations of a Lender as set forth in such instrument. At Administrative Agent's request, each Borrower will execute (or re-execute) and deliver (or otherwise obtain) any documents necessary to reflect or implement any such participation, transfer or assignment (including replacement promissory notes and any requested letters authorizing such transferee or assignee to rely on existing certificates and opinions) and will otherwise fully cooperate in any such syndication process. Attached as Exhibit 10.2 is a form of Assignment and Assumption Agreement, a substantially similar version of which is to be used in connection with assignment of Lenders hereunder.

         10.3. No Waiver; Delay. To be effective, any waiver by Lenders must be expressed in a writing executed by Administrative Agent (with the approval of Required Lenders). Once a Default occurs under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Lenders (in their sole and absolute discretion) in writing; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by Lenders (in their sole and absolute discretion) in writing. If Administrative Agent or any Lender waives any power, right or remedy arising hereunder or under any applicable law, then such waiver will not be deemed to be a waiver (a) upon the later occurrence or recurrence of any events giving rise to the earlier waiver or (b) as to any other Obligor. No failure or delay by Administrative Agent or any Lender to insist upon the strict performance of any term, condition, covenant or agreement of any of the Loan Documents, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Administrative Agent or any Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Administrative Agent nor any Lender will be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any other Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The remedies provided herein are cumulative and not exclusive of each other, the remedies provided by law, and the remedies provided by the other Loan Documents.

         10.4. Modifications and Amendments. Except as otherwise expressly provided in this Agreement, no modification or amendment to any Loan Document will be effective unless made in a writing signed by appropriate officers of Administrative Agent (with the consent of the Required Lenders) and each
Borrower. Notwithstanding the foregoing, to the extent that any such modification or amendment attempts to implement any of the following, then such amendment or modification must be approved by all Lenders:

         a.       Increase the Commitment Percentage of any Lender, or


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

         b. Alter any provision that effectively reduces the interest rate applicable to the Loans, or

         c. Reduce the amount of any fees due to Lenders under any Loan Document (other than fees payable to the Administrative Agent for its own account), or

         d. Reduce the amount of any payment (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

         e. Postpone or extend the Maturity Date for any Facility or any scheduled payment date (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

         f. Change the definition of "Pro Rata" or "Required Lenders" or otherwise change the number or percentage of Lenders that are required to take or approve (or direct the Administrative Agent to take) any action under the Loan Documents, or

         g. Release or discharge any Borrower as a "Borrower" under the Loan Documents or permit any Borrower to assign to another Person any of its rights or obligations under the Loan Documents, or

         h. Release all or any part of any guaranty of any part of the Indebtedness under the Loan Documents or any security interest in or pledge of any Collateral (except as otherwise already expressly authorized under the Loan Documents), or

         i.       Amend this Section.

In addition, no provision of any Loan Document relating to the rights or obligations of the Administrative Agent may be modified or amended without the consent of the Administrative Agent.

         10.5. Disclosure of Information to Third Parties. Administrative Agent and each Lender will employ reasonable procedures to treat as confidential all non-public information delivered to Administrative Agent or such Lender pursuant to the Loan Documents concerning the performance, operations, assets, structure and business plans of Borrowers and/or TALK.COM INC. While other or different confidentiality procedures may be employed by Administrative Agent or any Lender, the actual procedures employed by Administrative Agent and each Lender for this purpose will be conclusively deemed to be reasonable if they are at least as protective of such information as the procedures generally employed by Administrative Agent and such Lender to safeguard the confidentiality of Administrative Agent's and Lenders' own confidential information. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose any information concerning any Borrower in Administrative Agent's or such Lender's possession from time to time (a) to permitted participants, transferees, assignees, pledgees and investors (including prospective participants, transferees, assignees, pledgees and investors), but subject to a reasonable confidentiality agreement regarding any non-public confidential information thereby disclosed, and (b) in response to credit inquiries consistent with general banking practices, and (c) to any federal or state regulator of


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

Administrative Agent or such Lender, and (d) to Administrative Agent's or such Lender's Affiliates, employees, legal counsel, appraisers, accountants, agents and investors who have an obligation to maintain the confidentiality of such information, and (e) to any Person pursuant to compulsory judicial process, and
(f) to any judicial or arbitration forum in connection with enforcing the Loan Documents or defending any action based upon the Loan Documents or the relationship between Administrative Agent, Lenders, and Borrowers, and (g) to any other Person with respect to the public or non-confidential portions of any such information. If Administrative Agent or any Lender believes (in its reasonable determination) that it is required in the course of an administrative or judicial proceeding to disclose any such non-public information, then such Person (if practical and not prohibited by such administrative or judicial body or by applicable law) shall give such Borrower or Talk.com Inc. (as applicable) notice thereof so that it may seek a protective order and/or may waive compliance with these confidentiality provisions. Moreover, Administrative Agent and each Lender (without any compensation, remuneration or notice to Borrowers) may also include operational and performance and structural information and data relating to Borrowers in compilations, reports and data bases assembled by Administrative Agent or such Lender (or their Affiliates) and used to conduct, support, assist in and validate portfolio, industry and credit research and analysis for itself and other Persons; provided, however, that neither Administrative Agent nor any Lender may thereby disclose to other Persons any information relating to Borrowers in a manner that is attributable to Borrowers unless (1) such disclosure is permitted under the standards outlined above in this Section or (2) Borrowers otherwise separately consent thereto (which consent may not be unreasonably withheld).

         10.6. Binding Effect and Governing Law. This Agreement and the other Loan Documents have been delivered by Borrowers and the other Obligors and have been received by Administrative Agent in the Commonwealth of Virginia. This Agreement and all documents executed hereunder are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the laws of the Commonwealth of Virginia (without giving effect to the conflicts of law rules of Virginia).

         10.7. Notices. Any notice, request, consent, waiver or other communication required or permitted under or in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

         If to any Borrower         [Party Entitled to Notice]
         or its Affiliates:         c/o Talk.com Holding Corp.
         -----------------          6805 Route 202
                                    New Hope, PA  18938
                                    Attention:     Aloysius T. Lawn, IV, Esquire
                                    Facsimile:     (215) 862-1960


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

         If to Administrative:      MCG Finance Corporation
         Agent or Lenders:          1100 Wilson Boulevard, Suite 800
                                    Arlington, VA  22209
                                    Attention:       Loan Administration
                                    Facsimile:       (703) 247-7505

Any party to a Loan Document may change its address or facsimile number for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), or (d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or (e) if otherwise delivered, then upon actual receipt. For any and all purposes related to giving and receiving notices and communications between any Borrower and Administrative Agent and Lenders under any Loan Document, each Borrower hereby irrevocably appoints Talk Holding (and its Authorized Officers) as its agent to whom Administrative Agent and each Lender may give and from whom Administrative Agent and each Lender may receive all such notices and communications, and Administrative Agent and each Lender is entitled to rely upon (and treat as being properly authorized by Borrowers) any verbal or written notices or communications purportedly received from (or that Administrative Agent or such Lender believes in good faith to be received from) such Authorized Officer.

         10.8. Relationship with Prior Agreements. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and among Borrowers and Administrative Agent and any Lender concerning the terms and conditions of this credit arrangement.

         10.9. Severability. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement or any other Loan Document in whole or in part, then such clause or provision only shall be void (as though not contained herein or therein), and the remainder of this Agreement or such other Loan Document shall remain operative and in full force and effect; provided, however, if any such clause or provision pertains to the repayment of any indebtedness hereunder, then the occurrence of any such invalidity shall entitle Lenders (in their sole and absolute discretion) to demand the immediate payment of the entire outstanding indebtedness under the Loan Documents (inclusive of all interest, fees and expenses).

         10.10. Termination and Survival. All representations, warranties, covenants and other agreements of any Obligor contained in any Loan Document or any other documentation required thereunder will survive the execution and delivery of the Loan Documents and the funding of the Advances hereunder and will continue in full force and effect until terminated in accordance with this


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

Agreement. Upon (a) indefeasible receipt by Administrative Agent of the entire indebtedness and all other amounts then due or owing to Administrative Agent or any Lender under the Loan Documents (without any condition, deduction, offset, netting, counterclaim or reservation of rights), and (b) receipt by Administrative Agent of an instruction from Borrowers to terminate and cancel the Loan Documents, all Commitments and all Facilities thereunder (together with an acknowledgment that neither Administrative Agent nor any Lender will have any further obligations or liabilities under or in connection with any Loan Document), then Administrative Agent (at the written request and expense of Borrowers) will terminate and cancel all Loan Documents (other than the waivers, reinstatement rights, and reimbursement and indemnification protections in favor of Administrative Agent and each Lender under the Loan Documents, which provisions shall survive any such termination of the Loan Documents).

         10.11. Reinstatement. To the maximum extent not prohibited by applicable law, this Agreement and the other Loan Documents (and the indebtedness hereunder and Collateral therefor) will be reinstated and the indebtedness correspondingly increased (as though such payment(s) had not been made) if at any time any amount received by Administrative Agent or any Lender in respect of any Loan Document is rescinded or must otherwise be restored, refunded or returned by Administrative Agent or such Lender to Borrower or any other Person (a) upon or as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Person, or (b) upon or as a result of the appointment of any receiver, intervenor, conservator, trustee or similar official for any Borrower or any other Person or for any substantial part of the assets of any Borrower or any other Person, or (c) for any other reason.

         10.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

         10.13. Waiver of Suretyship Defenses. Each Borrower hereby waives any and all defenses and rights of discharge based upon suretyship or impairment of collateral (including lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to Administrative Agent or any Lender or any of its obligations hereunder, under any Loan Document or under any other agreement that it may have or may hereafter enter into with Administrative Agent or any Lender.

         10.14. WAIVER OF LIABILITY. Each Borrower (a) agrees that neither Administrative Agent nor any Lender (nor any of their directors, officers, employees or agents) shall have any liability to any Borrower (whether sounding in tort, contract or otherwise) for losses or costs suffered or incurred by any borrower in connection with or in any way related to the transactions contemplated or the relationship established by any Loan Document, or any act, omission or event occurring in connection herewith or therewith, except for foreseeable actual losses resulting directly from Administrative Agent's or such lender's own gross negligence, willful misconduct or fraud (including the gross negligence, willful misconduct or fraud of its directors, officers and employees) and (b) waives, releases and agrees not to sue upon any claim against administrative agent or any lender (or their directors, officers, employees or agents) whether sounding in tort, contract or otherwise, except for claims for foreseeable actual losses resulting directly from Administrative Agent's or such lender's own gross negligence, willful misconduct or fraud (including the gross negligence, willful misconduct or fraud of its directors, officers and employees). Moreover, whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither Administrative Agent nor any Lender (nor their directors, officers, employees or agents) shall have any liability with respect to (and each Borrower hereby waives, releases and agrees not to sue upon any claim for) any special, indirect, consequential, punitive or non-foreseeable damages suffered by any Borrower in connection with or in any way related to the transactions contemplated or the relationship established by any Loan Document, or any act, omission or event occurring in connection herewith or therewith.

         10.15. FORUM SELECTION; CONSENT TO JURISDICTION. Any litigation in connection with or in any way related to any LOan DOcument, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of Administrative Agent, any LEnder or any BOrrower will be brought and maintained exclusively in the courts of the COmmonwealth of VIrginia or in the United States District Court for the Eastern District of Virginia; provided, however, that any suit seeking enforcement against any Borrower, any Collateral or any other property may also be brought (at Administrative Agent's and Lenders' option) in the courts of any other jurisdiction where such Collateral or other property may be found or where Administrative Agent or any Lender may otherwise obtain personal jurisdiction over such Borrower. Each Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the Commonwealth of Virginia and of the United States District Court for the Eastern District of Virginia for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final and non-appealable judgment rendered thereby in connection with such litigation. Each Borrower further irrevocably consents to the service of process by registered or certified mail, postage prepaid, or by personal service within or outside the Commonwealth of Virginia. Each Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, then such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

         10.16. WAIVER OF JURY TRIAL. Administrative Agent, each Lender and each Borrower each hereby knowingly, voluntarily and intentionally waives (to the maximum extent not prohibited by applicable law) any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in connection with or in any way related to any of the Loan Documents, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of administrative agent, any Lender or any Borrower. Each Borrower acknowledges and agrees (a) that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party), and
(b) that it has been advised by legal counsel in connection herewith, and (c) that this provision is a material inducement for Administrative Agent and each lender entering into the Loan Documents and funding Advances thereunder.


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                                       75

         IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this CREDIT FACILITY AGREEMENT, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ATTEST:                                  TALK.COM  HOLDING  CORP.


By:      _________________________       By:      ______________________________
Name:    _________________________       Name:    ______________________________
Title:   _________________________       Title:   ______________________________

[SEAL]


ATTEST:                                  ACCESS  ONE  COMMUNICATIONS  CORP.


By:      _________________________       By:      ______________________________
Name:    _________________________       Name:    ______________________________
Title:   _________________________       Title:   ______________________________

[SEAL]


ATTEST:                                  OMNICALL,  INC.


By:      _________________________       By:      ______________________________
Name:    _________________________       Name:    ______________________________
Title:   _________________________       Title:   ______________________________

[SEAL]


ATTEST:                                  THE  OTHER  PHONE  COMPANY,  INC.


By:      _________________________       By:      ______________________________
Name:    _________________________       Name:    ______________________________
Title:   _________________________       Title:   ______________________________

[SEAL]

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                                       77

         IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this CREDIT FACILITY AGREEMENT, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ATTEST:                                  TEL-SAVE  HOLDINGS  OF  VIRGINIA,  INC.

By:      _________________________       By:      ______________________________
Name:    _________________________       Name:    ______________________________
Title:   _________________________       Title:   ______________________________

[SEAL]



                       [SIGNATURES CONTINUE ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this CREDIT FACILITY AGREEMENT, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

WITNESS:                                 MCG FINANCE CORPORATION (AS
                                         ADMINISTRATIVE AGENT)


By:      __________________________     By:      _______________________________
                                        Name:    _______________________________
                                        Title:   _______________________________




WITNESS:                                MCG FINANCE CORPORATION (AS
                                        TERM LENDER)


By:      __________________________     By:      _______________________________
                                        Name:    _______________________________
                                        Title:   _______________________________


WITNESS:                                MCG CREDIT CORPORATION (AS TERM
                                        LENDER)


By:      __________________________     By:      _______________________________
                                        Name:    _______________________________
                                        Title:   _______________________________





                                       79